UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

DISCOVER FINANCIAL SERVICES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2500 Lake Cook Road

Riverwoods, Illinois 60015

March 19, 2014

Dear Fellow Shareholder:

I cordially invite you to attend Discover Financial Services’ 2014 Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on May 7, 2014, at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015.

All shareholders of record of our outstanding shares of Common Stock at the close of business on March 11, 2014 will be entitled to vote at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper Proxy Card or voting instruction form in the mail, by mailing the completed Proxy Card or voting instruction form. Using the Internet or telephone voting systems or mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you are a shareholder of record and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement. Our 2013 Annual Report contains information about our Company and its financial performance.

I am very much looking forward to our 2014 Annual Meeting of Shareholders.

Very truly yours,

David W. Nelms Chairman and Chief Executive Officer

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	9:00 a.m., local time, on Wednesday, May 7, 2014

Place	Discover Financial Services 2500 Lake Cook Road Riverwoods, IL 60015

Webcast

A live audio webcast of our Annual Meeting will be available on our website, www.discoverfinancial.com, starting at 9:00 a.m., local time, on Wednesday, May 7, 2014. Information included on our website, other than our Proxy Statement and form of proxy, is not a part of our proxy solicitation materials.

Items of Business

(1) To elect 11 members of the Board of Directors named in the Proxy Statement as nominees, each for a term of one year.

(2) To conduct an advisory (nonbinding) vote to approve named executive officer compensation.

(3) To approve the amendment and restatement of our Omnibus Incentive Plan.

(4) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

(5) To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date	You are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting if you were a shareholder of record as of the close of business on March 11, 2014.

Materials to Review

This booklet contains our Notice of Annual Meeting and 2014 Proxy Statement. Our 2013 Annual Report contains information about our Company and its financial performance. Our Annual Report is not a part of our proxy solicitation materials.

Proxy Voting

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your Proxy Card or by voting on the Internet or by telephone. See details under the “Questions and Answers About the Annual Meeting and Voting-How Do I Vote?” below.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to vote. Your prompt action will aid the Company in reducing the expense of proxy solicitation.

By Order of the Board of Directors,

Kathryn McNamara Corley Executive Vice President, General Counsel and Secretary March 19, 2014

DISCOVER FINANCIAL SERVICES

2500 Lake Cook Road

Riverwoods, Illinois 60015

(224) 405-0900

Proxy Statement

The Board of Directors of Discover Financial Services is soliciting your proxy to vote at the Annual Meeting of Shareholders to be held on May 7, 2014, at 9:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015. This Proxy Statement and the accompanying proxy card (“Proxy Card”), Notice of Meeting and Annual Report to Shareholders will be first sent or made available on or about March 28, 2014 to shareholders of record as of the close of business on March 11, 2014 (the “Record Date”). For those shareholders receiving a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials will be first mailed on or about March 28, 2014 to shareholders of record as of the Record Date. The only voting securities of the Company are shares of our Common Stock, $0.01 par value per share (the “Common Stock”), of which there were 469,565,295 shares outstanding as of the Record Date (excluding treasury stock). We need a majority of the shares of Common Stock outstanding on the Record Date to be present, in person or by proxy, to hold the Annual Meeting.

In this Proxy Statement, we refer to Discover Financial Services as the “Company,” “Discover,” “we,” “our” or “us” and the Board of Directors as the “Board.” In December 2012, our Board approved a change in our fiscal year end from November 30 to December 31 of each year, beginning January 1, 2013. As a result of the change, we have a December 2012 fiscal month transition period. When we refer to any of our fiscal years prior to 2013, we mean the 12-month period ending November 30 of the stated year. When we refer to 2013, we mean the 12-month period ending December 31, 2013. When we refer to any future years, we mean the 12-month period ending December 31 of the stated year.

Our Annual Report to Shareholders, which contains our Annual Report on Form 10-K, including consolidated financial statements for the year ending December 31, 2013, accompanies this Proxy Statement. Our Annual Report is not a part of our proxy solicitation materials. You also may obtain a copy of our Annual Report on Form 10-K that was filed with the Securities and Exchange Commission (“SEC”), without charge, by writing to or telephoning our Investor Relations department at the above address or telephone number. Our Annual Report on Form 10-K is also available on the SEC’s website and in the “Investor Relations” section of www.discoverfinancial.com. We do not intend to incorporate the content of our website into this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these materials?

This Proxy Statement provides notice of the Annual Meeting, describes the four proposals presented for shareholder action and includes information required to be disclosed to shareholders. The Proxy Card provides shareholders with a way to vote on the described proposals without having to attend the Annual Meeting in person. Shareholders of the Company at the close of business on the Record Date are entitled to vote at the Annual Meeting.

Can I attend the Annual Meeting?

Yes. To gain admission to the Annual Meeting, you will need to show that you are a shareholder of the Company. All shareholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered shareholders to verify your share ownership. If your shares are held in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. In the interest of security, all packages and bags are subject to inspection. Please arrive before the start of the Annual Meeting to allow time for identity verification. You may also listen to a live audio webcast of the Annual Meeting at www.discoverfinancial.com.

What proposals am I being asked to vote on?

1.	The election of the 11 directors named in this Proxy Statement as nominees. (See Proposal 1 on page 5 for more information.)

2.	An advisory (nonbinding) vote to approve named executive officer compensation. (See Proposal 2 on page 43 for more information.)

3.	The approval of the amendment and restatement of our Omnibus Incentive Plan (See Proposal 3 on page 44 for more information.)

4.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014. (See Proposal 4 on page 52 for more information.)

How does the Board of Directors recommend that I vote?

1.	FOR the election of each of the 11 directors named in this Proxy Statement as nominees.

2.	FOR the approval, on an advisory basis, of named executive officer compensation.

3.	FOR the approval of the Discover Financial Services Amended and Restated 2014 Omnibus Incentive Plan.

4.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

What does it mean if I receive more than one set of materials?

This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “registered holder” and other shares through a broker or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. In order to vote all of the shares you own, you must follow the voting procedures on each Notice of Internet Availability of Proxy Materials that you receive or sign and return each of the Proxy Cards that you receive. Each Proxy Card you receive comes with its own prepaid return envelope. If you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

Does my vote matter?

YES! We are required to obtain shareholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote on each matter voted upon at the meeting. In order for the Company to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (i.e., a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Annual

Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interests of the Company or its shareholders. Since few shareholders typically attend shareholder meetings in person, voting by proxy is important to obtain a quorum and complete the shareholder vote.

How do I vote?

You may vote using any of the following methods:

By Internet or telephone. The Internet and telephone voting procedures we have established for shareholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that these instructions have been properly recorded. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Proxy Card. Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card without indicating your voting preferences, the persons named in the Proxy Card will vote FOR the election of directors, FOR the advisory vote to approve named executive officer compensation, FOR the approval of the Discover Financial Services Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Omnibus Incentive Plan”) and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

By voting by Internet or telephone, or by returning your signed and dated Proxy Card in time to be received for the Annual Meeting, you authorize Kathryn McNamara Corley and D. Christopher Greene (the “Proxies”) to act as your proxies to vote your shares of Common Stock as instructed in the proxy card.

In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the Company’s inspectors of elections (“Inspector of Elections”) with your ballot when you vote at the meeting.

How many votes are required to approve a proposal?

Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a given director exceeds the number of votes cast “against” that director. Under Delaware law, if a director is not elected at the Annual Meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s By-Laws, each current director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by shareholders and if the Board accepts such resignation. If a director is not elected, the Nominating and Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind such decision, within 90 days after the election results for the Annual Meeting are certified.

The advisory (nonbinding) vote to approve named executive officer compensation, the approval of our 2014 Omnibus Incentive Plan and the vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014 each requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

You may “abstain” from voting on any of the proposals in this Proxy Statement. Shares voting “abstain” on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on the advisory vote to approve named executive officer compensation, the approval of our 2014 Omnibus Incentive Plan and on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014 will be counted as present at the Annual Meeting for purposes of each such applicable proposal, and your abstention will have the effect of a vote against the applicable vote or proposal.

What is the effect of not voting?

The effect of not voting depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below, assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares through a broker and do not vote, your broker may represent your shares at the Annual Meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instructions, your broker may or may not vote your shares.

If I don’t vote, will my broker vote for me?

If you own your shares through a broker and you don’t vote, your broker may vote your shares at its discretion on certain “routine matters.” The Company believes that the ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for 2014 is a “routine matter” on which brokers will be permitted to vote any unvoted shares. With respect to other proposals, however, your broker may not be able to vote your shares for you and the aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-vote” shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved.

The Company believes that the election of directors, the advisory vote on named executive officer compensation and the approval of our 2014 Omnibus Incentive Plan and are not “routine matters,” and brokers will not be permitted to vote any unvoted shares on those matters.

If I own my shares through a broker, how is my vote recorded?

Brokers typically hold shares of Common Stock for many shareholders. In this situation, the registered holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “street name.” The “beneficial owners” do not appear in the Company’s shareholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers will inform the Company how many of their clients are beneficial owners and the Company will provide the broker with that number of proxy materials. Each broker will then forward the proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, they will provide instructions for sending your vote to your broker. Before the Annual Meeting, each broker will total the votes it has received and submit a Proxy Card reflecting the aggregate votes of the beneficial owners for whom it holds shares.

If I own my shares in the Discover Financial Services 401(k) Plan, how is my vote recorded?

The Bank of New York Mellon (“Mellon”), the trustee and custodian of the Discover 401(k) Plan, must receive your voting instructions for the Common Stock held on your behalf in this plan on or before May 4, 2014. If Mellon does not receive your voting instructions by that date, it will vote your shares, together with forfeited shares in the Discover 401(k) Plan, in the same proportion as the voting instructions that it receives from other Discover 401(k) Plan participants. On March 11, 2014, there were 2,470,820 shares in the Discover 401(k) Plan.

Are my votes confidential?

Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or the independent Inspector of Elections, except (i) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (ii) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (iii) in the event of a proxy contest or other solicitation in opposition to the voting recommendation of the Board; or (iv) if you request, or consent to, disclosure of your vote or if you write comments on your Proxy Card or ballot.

Can I revoke my proxy and change my vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation to the Corporate Secretary; (ii) by submitting another valid proxy bearing a later date (including by voting on the Internet or telephone or mailing a new Proxy Card); or (iii) by attending the Annual Meeting and giving notice to the Inspector of Elections that you intend to vote your shares in person. If you are the beneficial owner of shares held by a broker, you must contact your broker in order to revoke your proxy.

Will any other business be transacted at the Annual Meeting? If so, how will my proxy be voted?

Management does not know of any business to be transacted at the Annual Meeting other than the matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, or any adjournments and postponements thereof, shares to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who counts the votes?

Votes will be counted and certified by the Inspector of Elections, who are employees of Computershare Shareowner Services (“Computershare”). If you are a registered holder, your executed Proxy Card is returned directly to Computershare for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Computershare on behalf of all its clients.

How much does the proxy solicitation cost?

The largest expense in the proxy process is printing and mailing the proxy materials. We also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone, over the Internet or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy Card, Notice of Annual Meeting and Annual Report to Shareholders. The Company has retained Georgeson Inc. to assist with the solicitation of proxies from certain shareholders, including additional shareholder meeting services, for a fee of approximately $12,500 plus reimbursement for certain expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

All of the director nominees set forth below stand for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. Other than Ms. Duncan, the nominees below are current directors of Discover Financial Services, and each such nominee has indicated that he or she will serve if elected. Ms. Duncan is a new director nominee, as further described under “Corporate Governance - Nomination of Directors,” and she has indicated that she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The

Board may also choose to reduce the number of directors to be elected, as permitted by our By-Laws. The experience, qualifications, attributes and skills of each of the Company’s director nominees are set forth below.

The Board believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The Nominating and Governance Committee and the Board consider the skills and experiences of the directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. As indicated below, our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members, and in government and academia. They collectively have substantive knowledge and skills applicable to our business, including in the areas of regulation, public accounting and financial reporting, finance, risk management, business development, technology, marketing, operations, strategic planning, management development and succession, compensation, corporate governance, public policy, international matters, banking, and financial services. The Nominating and Governance Committee regularly reviews the composition of the Board and its assessment of the Board’s performance in light of our evolving business requirements to ensure that the Board has the appropriate mix of skills and experiences needed for the broad set of challenges that the Company confronts.

Information Concerning Nominees for Election as Directors

Jeffrey S. Aronin, 46. Director since 2007. Mr. Aronin is chairman and chief executive officer of Paragon Pharmaceuticals, a global development and biopharmaceutical investment firm, and is chairman and chief executive officer of Marathon Pharmaceuticals, a prescription pharmaceutical company. From 2000 to 2009, Mr. Aronin was president and chief executive officer of Ovation Pharmaceuticals Inc., a biopharmaceutical company he founded in 2000. In 2009, Ovation Pharmaceuticals was acquired by Lundbeck, Inc. Mr. Aronin served as president and chief executive officer of Lundbeck, Inc. in 2009 during its acquisition and integration of Ovation Pharmaceuticals. He is the former chairman and chief executive officer at MedCare Technologies Inc., a publicly held healthcare company.

Mr. Aronin has experience as a chief executive officer leading a global pharmaceutical company. His skills include knowledge of strategy and business development, finance and marketing. He brings valuable leadership experience and knowledge in operations and the day-to-day management of a global corporation. Mr. Aronin also has experience in the structuring and execution of strategic corporate transactions, including mergers and acquisitions.

Mary K. Bush, 65. Director since 2007. Ms. Bush has served as chairman of Bush International, LLC, a financial and business strategy advisory firm, since 1991 and as senior managing director of Brock Capital Group, LLC, an advisory and investment banking firm, since 2010. Ms. Bush is a member of the board of directors of ManTech International Corporation, Marriott International and T. Rowe Price Group. In the past five years, she has also served as a director of UAL Corporation, Briggs & Stratton and the Pioneer Family of Mutual Funds.

Ms. Bush brings extensive financial market, banking, government and international experience to the Board. She advises U.S. companies and foreign governments on international financial markets, banking and economic matters. Prior to that, she served as managing director of the Federal Housing Finance Board, where she established financial policies and oversaw management and safety and soundness for the 12 Federal Home Loan Banks. She also has acted as vice president and head of International Finance of Fannie Mae and the U.S. Alternate Executive Director of the International Monetary Fund Board. In 2007, she served on the U.S. Department of the Treasury’s Advisory Commission on the Auditing Profession. Ms. Bush brings a broad understanding of the operations and business and economic challenges of public companies and the financial services industry.

Gregory C. Case, 51. Director since 2007. Mr. Case has been president and chief executive officer of Aon Corporation since 2005 and is a member of Aon’s Board of Directors. Prior to joining Aon, Mr. Case was with McKinsey & Company, an international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. Prior to joining McKinsey, he worked for the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank in Kansas City.

Mr. Case has approximately 20 years of experience in the insurance and financial services industries, including in the areas of risk management services, insurance and reinsurance brokerage, and through his management consulting and banking experience. He brings valuable leadership experience and knowledge in business operations and the day-to-day management of a large global financial corporation. His skills include strategy and business development, risk management and people management.

Candace H. Duncan, 60. New director nominee. Ms. Duncan retired from KPMG LLP in November 2013 where she was managing partner of the Washington, D.C. metropolitan area since 2009. Ms. Duncan also was on the KPMG LLP board of directors from 2009 to 2013, and served as chair of the board’s nominating committee as well as the partnership and employer of choice committee. Prior thereto, she served in various roles at the firm, including managing partner for audit for the Midatlantic area and audit partner in charge for the Virginia business unit. Ms. Duncan was admitted to the KPMG LLP partnership in 1987 and has more than 35 years of experience as a professional with the firm.

Ms. Duncan has experience leading and managing a large accounting firm’s growth priorities across its audit, tax and advisory functions in key markets. In addition, she has a strong financial and accounting background, gained through her many years of experience at KPMG LLP, including her experience as a lead audit partner for major international and domestic companies. She has served clients on a wide range of accounting and operational issues, public securities issuances and strategic corporate transactions. Her thorough knowledge of public company accounting, financial statements and corporate finance is of significant value to the Company.

Cynthia A. Glassman, Ph.D., 66. Director since 2009. Dr. Glassman was appointed by President Bush as Under Secretary for Economic Affairs at the U.S. Department of Commerce from 2006 to 2009 and as Commissioner of the U.S. Securities and Exchange Commission from 2002 to 2006. Dr. Glassman is a director of Navigant Consulting, Inc. She also is a Senior Research Scholar at the Institute for Corporate Responsibility at the George Washington University School of Business.

Dr. Glassman brings extensive regulatory, governance, risk management, financial services and banking experience to the Board. She holds a Ph.D. in economics and has spent over 40 years in the public and private sectors focusing on financial services regulatory and public policy issues. She held various positions over 12 years at the Federal Reserve, including as Chief of the Financial Reports Section and an Economist in the Capital Markets Section. She also has 15 years of experience in financial services consulting, including as a Principal of Ernst & Young and Managing Director of Furash & Company. Through her experience, she brings a thorough and insightful perspective to a wide range of banking, financial, risk management, regulatory and corporate governance issues.

Richard H. Lenny, 62. Director since 2009. Mr. Lenny has been an operating partner with Friedman Fleischer & Lowe LLC, a private equity firm, since 2011. Since July 2013, he has served as non-executive chairman of Information Research, Inc., a leading market research company. Mr. Lenny was chairman, president and chief executive officer of The Hershey Company, a manufacturer, distributor and marketer of chocolate and non-chocolate candy, snacks and candy-related grocery products, from March 2001 until his retirement in December 2007. From 1998 to 2001, Mr. Lenny was President of Nabisco Biscuit Company, which became a subsidiary of Kraft Foods, Inc. in 2000. Mr. Lenny is a director of McDonald’s Corporation and ConAgra Foods.

Mr. Lenny has experience as a chief executive officer for a global retail company that is a major consumer brand. Mr. Lenny’s skills include knowledge of strategy and business development, finance, marketing and consumer insights. He has extensive marketing experience with strong consumer brands that is of critical importance to Discover. He also brings valuable leadership experience and knowledge in operations and the day-to-day management of a large global corporation.

Thomas G. Maheras, 51. Director since 2008. Mr. Maheras has been the founding partner of Tegean Capital Management, LLC since 2008. Mr. Maheras was chairman and co-chief executive officer of Citigroup

Inc.’s Markets and Banking in 2007. From 2004 to 2007, Mr. Maheras was chief executive officer of global capital markets at Citigroup. Mr. Maheras was formerly chairman of the U.S. Treasury Borrowing Advisory Committee and a director of the Securities Industry and Financial Markets Association.

Mr. Maheras has extensive risk management, banking and capital markets experience, including 23 years at Citigroup where his responsibilities included leading the global capital markets business. He also brings valuable leadership experience and knowledge in operations and the day-to-day management of a global financial services organization. Mr. Maheras’ financial background and banking and financial services experience includes a knowledge of financial statements, corporate finance, accounting and capital markets.

Michael H. Moskow, 76. Director since 2007. Mr. Moskow retired as president and chief executive officer of the Federal Reserve Bank of Chicago in 2007, where he had served since 1994. Mr. Moskow serves on the board of directors of Taylor Capital Group Inc., Education Corporation of America and Commonwealth Edison Company, a subsidiary of Exelon Corporation. In the past five years, he has also served as a director of Diamond Management and Technology Consultants and Northern Trust Mutual Funds.

Mr. Moskow brings extensive regulatory, financial services and banking experience to the Board and has extensive knowledge of the economy and financial markets. He is currently vice chairman & senior fellow on the global economy at The Chicago Council on Global Affairs. From 1993 to 1994, he was a full-time faculty member at Northwestern University’s Kellogg School of Management. Prior to teaching at Northwestern, Mr. Moskow was a Deputy U.S. Trade Representative, following his appointment by President Bush in 1991. From 1969 to 1977, he held a number of senior positions with the U.S. government, including undersecretary of labor at the U.S. Department of Labor, director of the Council on Wage and Price Stability and senior staff economist with the Council of Economic Advisers. Through his senior regulatory positions, particularly in the financial services arena, and service on the boards of other financial institutions, he brings a thorough and insightful perspective to a wide range of banking, financial, regulatory and risk management issues.

David W. Nelms, 53. Director since 1998 and Chairman since 2009. Mr. Nelms has served as our chief executive officer since 2004 and was president and chief operating officer from 1998 to 2004. Mr. Nelms was also our Chairman from 2004 until the June 2007 spin-off from Morgan Stanley, our former parent company. In January 2014, Mr. Nelms was elected to the board of directors of CDW Corporation, a leading provider of technology solutions to business, government, education and healthcare. Prior to joining Discover, Mr. Nelms worked at MBNA America Bank from 1991 to 1998, most recently as a vice chairman. From 1990 to 1991, Mr. Nelms was a senior product manager for Progressive Insurance. From 1986 to 1990, Mr. Nelms was a management consultant with Bain & Company.

Mr. Nelms’ deep understanding of the Company’s business and industry provides critical expertise to the Company and makes him well-qualified to serve as Chairman. He also brings valuable leadership experience and knowledge of operations and the day-to-day management of a global financial corporation.

Mark A. Thierer, 54. Director since 2013. Mr. Thierer is chairman and chief executive officer of Catamaran Corporation, a pharmacy benefit management services and healthcare information technology solutions company and is a member of Catamaran’s board of directors. From 2008-2011, Mr. Thierer was president and chief executive officer of Catamaran and from 2006-2008, he served as its president and chief operating officer.

Mr. Thierer has experience as a chief executive officer leading a national pharmacy benefit and healthcare information technology solutions company. His skills include knowledge of strategy and business development, technology, finance and marketing. He brings valuable leadership experience and knowledge in operations and the day-to-day management of a national corporation. Mr. Thierer also has experience in the structuring and execution of strategic corporate transactions, including mergers and acquisitions.

Lawrence A. Weinbach, 74. Director since 2007 and Lead Director since 2009. Mr. Weinbach has been chairman of Great Western Products Holdings LLC, a manufacturer and master distributor of food and nonfood concession products, since January 2009 and has been a managing director of Yankee Hill Capital Management LLC, a private equity firm, since 2006. Prior to that, he was the executive chairman of Unisys Corporation, a worldwide information services and technology company, from 2005 to 2006, and its chairman and chief executive officer from 1997 to 2004. In the last five years, he also served as a director of Quadra Realty Trust, UBS, AG and Avon Products, Inc.

Mr. Weinbach has experience in the financial and accounting industry and the information technology and financial services sectors. He began his career in 1961 at Arthur Andersen, ultimately serving as managing partner and chief executive of Andersen Worldwide, a global professional services organization, which included Arthur Andersen and the company now known as Accenture from 1989 to 1997. Mr. Weinbach’s strong financial background, gained through his private equity, accounting, investment banking and financial services experience, includes knowledge of risk management, governance, financial statements, corporate finance, accounting and capital markets. As a former chief executive officer, he also brings valuable leadership experience and knowledge of operations, corporate governance and the day-to-day management of a global corporation.

The Board recommends that you vote “FOR” the election of each director nominee. Proxies solicited by our Board will be voted “FOR” the election of each nominee unless otherwise instructed.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors adopted our Corporate Governance Policies, which contain the director independence guidelines and provide that a majority of the members of the Board and each member of the Audit and Risk Committee, the Compensation and Leadership Development Committee and the Nominating and Governance Committee must consist of directors who are independent. The Board uses these guidelines to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and the requirements set forth in the New York Stock Exchange’s Corporate Governance Rules (the “Rules”). In each case, the Board broadly considers all relevant facts and circumstances and applies the guidelines and the Rules in determining whether or not directors qualify as “independent.” Our Corporate Governance Policies are available in the “Investor Relations—Corporate Governance” section of www.discoverfinancial.com and in print free of charge to any shareholder who requests a copy.

Pursuant to our Corporate Governance Policies and the Rules, the Board reviewed the independence of all of our current directors. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family and members of the Company’s senior management. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that Jeffrey S. Aronin, Mary K. Bush, Gregory C. Case, Candace H. Duncan, Cynthia A. Glassman, Richard H. Lenny, Thomas G. Maheras, Michael H. Moskow, E. Follin Smith, Mark A. Thierer and Lawrence A. Weinbach are independent of the Company and its management under the standards set forth in the Corporate Governance Policies and the Rules. The Board determined that one of our directors, David W. Nelms, is not independent because of his employment as our Chief Executive Officer.

In determining that each of the directors other than Mr. Nelms is independent, the Board considered, among other things, certain relationships, which it determined were immaterial to the directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to, and/or purchased products and services from, companies at which some of our directors were officers during 2013. In each case, the amount paid to or received from these companies in each of the last three years did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues, the threshold set forth in our Corporate Governance Policies and the Rules.

Board Meetings and Committees

Our Board held 11 meetings during 2013. Each director attended at least 75% or more of the total number of meetings of the Board and the standing committees on which such director served that were held while the director was a member. Our Board has established the following standing committees: Audit and Risk, Compensation and Leadership Development, and Nominating and Governance. The membership and function of each committee and the number of meetings held by each committee during 2013 is described below.

Committee	Members	Primary Responsibilities	# of Meetings
Audit and Risk	Ms. Smith (Chair) Ms. Bush Dr. Glassman Mr. Maheras Mr. Moskow	• Oversee the integrity of our consolidated financial statements, our system of internal control over financial reporting, our risk management, and the qualifications and independence of our independent registered public accounting firm. • Oversee the performance of our internal auditor and independent registered public accounting firm and our compliance with legal and regulatory requirements. • Sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm.	10
Compensation and Leadership Development	Mr. Case (Chair) Mr. Aronin Mr. Lenny Mr. Thierer	• Annually review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluate his performance in light of these goals. • Determine the compensation of our executive officers and other appropriate officers. • Oversee risk management associated with our compensation practices. • Administer our incentive and equity-based compensation plans. • Oversee plans for management development and succession.	7
Nominating and Governance	Mr. Weinbach (Chair) Ms. Bush Mr. Lenny	• Identify and recommend candidates for election to our Board and each Board committee. • Establish procedures for oversight of the evaluation of our Board and management. • Recommend director compensation and benefits. • Review annually our Corporate Governance Policies.	5

Our Board has adopted a written charter for each of the Audit and Risk, Compensation and Leadership Development and Nominating and Governance Committees setting forth the roles and responsibilities of each committee. The committee charters are available in the “Investor Relations—Corporate Governance” section of www.discoverfinancial.com.

All members of the Audit and Risk, Compensation and Leadership Development and the Nominating and Governance Committees satisfy the standards of independence applicable to members of such committees. In addition, the Board has determined that all members of the Audit and Risk Committee are financially literate and that Ms. Bush, Dr. Glassman, Mr. Moskow and Ms. Smith are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and have accounting or related financial management expertise.

Board Attendance at Annual Shareholder Meeting

The Company’s Corporate Governance Policies state that each director will attend annual meetings of shareholders unless he or she is unable to attend a meeting due to extenuating circumstances. All of our current directors attended the 2013 annual meeting of shareholders.

Nomination of Directors

The Nominating and Governance Committee is responsible for identifying, screening and recommending candidates to the Board. The Committee may consider director candidates from a wide range of sources, including shareholders, officers and directors. The Board is responsible for nominating directors for election by the shareholders and filling any vacancies on the Board that may occur.

The Committee recommends director candidates to the full Board after considering the candidate’s experience, qualifications, attributes and skills and after receiving input from all directors. Members of the Committee and other directors interviewed Ms. Duncan to assess her as a director candidate. The Committee discussed Ms. Duncan as a director nominee with the full Board. The Board unanimously approved Ms. Duncan as a director nominee.

Director Qualifications

Our Corporate Governance Policies describe our director qualifications. The Board seeks members who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Directors should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of shareholders. Also, the Board will consider the diversity of a candidate’s perspectives, background and other demographics.

Board Leadership Structure

The Board currently combines the positions of Chief Executive Officer and Chairman and has appointed a lead independent director (the “Lead Director”). The Board has designated Lawrence A. Weinbach, who is Chairman of the Nominating and Governance Committee, as the Lead Director. The Lead Director:

•	Presides at all meetings of the Board at which the Chairman is not present, and has the authority to call, and will lead, non-employee director sessions and independent director sessions;

•	Helps facilitate communication between the Chairman and the independent directors;

•	Advises the Chairman’s informational needs;

•	Approves Board meeting agenda items and the schedule of Board meetings; and

•	May request inclusion of additional agenda items for Board meetings.

The Board believes that the combined position of Chief Executive Officer and Chairman enhances the effectiveness of the Board and, therefore, that the current Board leadership structure is most appropriate for the Company. Because of his position as Chief Executive Officer, Mr. Nelms is the director most familiar with Discover’s business and industry and best positioned to set and execute the Company’s strategic priorities. Mr. Nelms’ leadership, driven by his deep business and financial services expertise, enhances the Board’s ability to exercise its responsibilities. In addition, this model provides enhanced efficiency, effective decision-making and clear accountability. The Lead Director further strengthens the Board’s independence and autonomous oversight of our business as well as Board communication and effectiveness. The Board evaluates its leadership structure periodically, including the appointment of the Lead Director.

Non-Employee Director Meetings

In accordance with our Corporate Governance Policies, the non-employee directors meet regularly in executive sessions without management present. Our Corporate Governance Policies also require that if any non-employee directors are not independent, then the independent directors will meet in a separate independent director session at least once per year. Currently, all non-employee directors are independent. The Lead Director, who is independent, presides over executive and independent director sessions.

Board Role in Risk Oversight

The Board is responsible for approving the Company’s risk management framework, which includes the Company’s Enterprise Risk Management Policy and certain additional risk management policies. The Board receives reports of material exceptions to such policies. Additionally, the Board approves the risk appetite and limits, and capital targets and thresholds of the Company. It also appoints the Chief Risk Officer, and other risk management function leaders as appropriate.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company, and management’s responses to those risks. During these discussions, the Chief Executive Officer, the General Counsel, the Chief Financial Officer and/or the Chief Risk Officer present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its committees.

Consistent with the New York Stock Exchange listing standards, to which the Company is subject, the Board has delegated to the Audit and Risk Committee responsibility for oversight of the Company’s practices with respect to risk assessment and risk management, and for discussing with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. In this regard, the charter of the Audit and Risk Committee requires the Committee to review the Company’s framework for assessing and managing the risk exposures of the Company, including credit, market, liquidity and operational risks, and the steps management has taken to monitor and control such risk exposures. The Committee also is required to review reports from management on the Company’s enterprise-wide risk management program, including the status of and changes to risk exposures, policies, procedures and practices, and the adequacy of risk parameters that have been established for each area of enterprise risk. The Committee also is required to discuss with the risk management function whether it has the appropriate resources, independence and authority to fulfill its responsibilities.

The Audit and Risk Committee is solely comprised of independent directors. During the Committee’s discussion of risk, the Company’s General Counsel, Chief Financial Officer, Chief Risk Officer, Chief Compliance Officer and Internal Auditor present information and participate in discussions with the Committee regarding risk and risk management. The Committee also authorizes the Company’s Risk Committee, which is comprised of the members of the Company’s Executive Committee and the Discover Bank President. The Chief Risk Officer, a member of the Executive Committee, serves as the Risk Committee chair. Our Risk Committee provides a forum for key members of our executive management team to review and discuss credit, market, liquidity, operational, legal and compliance and strategic risks across the Company and for each business unit. The Risk Committee regularly reports to the Audit and Risk Committee on risks and risk management.

The Compensation and Leadership Development Committee, which is solely comprised of independent directors, directly oversees the risk management associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

As noted above, the Board believes that its leadership structure is appropriate for the Company. The Board believes that its leadership structure consisting of the combination of the combined Chief Executive Officer and Chairman, the Lead Director and the roles of the Board and its committees, provide the appropriate leadership to help ensure effective risk oversight.

Communications with Directors

Shareholders and other interested parties may contact any member of our Board by writing to: Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Secretary and General Counsel. All communications should be accompanied by the following information: (i) if the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds; (ii) if the person submitting the communication is not a security holder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company; (iii) any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication. The Board’s Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors is available in the “Investor Relations—Corporate Governance” section of our website, www.discoverfinancial.com. Shareholder and interested party communications received in this manner will be handled in accordance with procedures approved by our independent directors.

Shareholder Recommendations for Director Candidates

Our Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members consistent with the Board qualification criteria described above and set forth in the Company’s Corporate Governance Policies. The Committee may consider director candidates recommended by shareholders. The procedures to submit recommendations are described in the Policy Regarding Director Candidates Recommended by Shareholders, available in the “Investor Relations—Corporate Governance” section of www.discoverfinancial.com.

Shareholders who wish to recommend a candidate for the Committee’s consideration must submit the recommendation in writing in accordance with the Board’s Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors discussed above. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting. In 2013, there were no director candidates submitted by shareholders. To submit a candidate for consideration for nomination at the 2015 annual meeting of shareholders, shareholders must submit the recommendation, in writing, by November 28, 2014. The written notice must demonstrate that it is being submitted by a shareholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm the candidate’s consent to serve as a director. Shareholders must send recommendations to Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Secretary and General Counsel, and they will be forwarded to the Committee.

The Nominating and Governance Committee identifies, evaluates and recommends director candidates to the Board. The Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The Committee determines the need for additional or replacement Board members, then identifies and evaluates the director candidate under the criteria described above based on the information the Committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the qualification criteria described above. The Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the full Board for nomination. The Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Committee engages a third party, the Committee approves the fee that the Company pays for these services.

In addition, shareholders may nominate director candidates by complying with our By-Law provisions discussed at the end of this Proxy Statement under the heading “Shareholder Proposals for the 2015 Annual Meeting.”

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The Compensation and Leadership Development Committee (“Compensation Committee” or “Committee”) is responsible for the review and approval of the Company’s executive compensation program. The Committee works with its independent consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to develop recommendations for the Committee. Members of the Company’s senior management and human resources department work with the Company’s compensation consultant, Meridian Compensation Partners, LLC (“Meridian”).

Role of the Compensation and Leadership Development Committee

The Compensation Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s executive officers named in the executive compensation tables below (“NEOs”). Specifically, the Committee has responsibility to, among other things:

•	review, approve and administer all compensation programs affecting NEOs and ensure such plans are aligned with the Company’s compensation structure policies;

•	annually review and approve:

¡	performance criteria, goals and award vehicles used in our compensation plans, and

¡	performance of and compensation delivered to our Chief Executive Officer and other NEOs;

•	review the Company’s compensation practices to ensure that such practices take into account risk outcomes in making compensation determinations and do not encourage excessive risk taking;

•	oversee the Company’s management development and succession planning efforts; and

•	review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs.

As described below under “Compensation Discussion and Analysis—Role of Chief Executive Officer in Compensation Decisions,” the Committee consults with the Chief Executive Officer with respect to the compensation of the other NEOs. The Chief Executive Officer consults with the President and Chief Operating Officer with respect to those NEOs who report to the President and Chief Operating Officer prior to presenting compensation recommendations with respect to those NEOs to the Committee.

The Committee’s charter is available in the “Investor Relations—Corporate Governance” section of the Company’s website at www.discoverfinancial.com.

Compensation and Leadership Development Committee Interlocks and Insider Participation

The following persons served on our Compensation Committee during 2013 and the December 2012 transition period: Messrs. Case, Aronin, Lenny and Thierer. No member of the Committee was, during 2013 or the December 2012 transition period, an officer, former officer or employee of the Company or any of our subsidiaries. None of our executives served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee or (ii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

Role of the Compensation Consultants

The Compensation Committee regularly consults with its external independent compensation consultant, Pearl Meyer, in performing its duties. The Committee has broad authority to retain and dismiss compensation consultants, as well as to establish the scope of the consultant’s work. While the consultant reports to the Committee, the consultant also works with the Company’s human resources department and senior management as approved by the Committee Chair. Pearl Meyer provides experiential guidance to the Committee on what is considered fair and competitive practice in the industry, primarily with respect to the compensation of the Chief Executive Officer, but also for other senior Company officers. Pearl Meyer is independent of management and under the terms of its agreement with the Compensation Committee, Pearl Meyer will generally provide services only to the Compensation Committee. Other than executive compensation consulting services noted above, Pearl Meyer performs no other services for the Company and has no relationship with the Company or management except as it may relate to performing such services. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently representing the Committee.

The Company has retained Meridian to advise our management on executive and director compensation matters. Meridian provides competitive compensation program and policy data as well as information concerning industry practices. The Compensation Committee has assessed the independence of Meridian pursuant to SEC rules. The Committee noted that Meridian is retained by management and has concluded that no conflict of interest exists that would prevent Meridian from independently providing advice to management. As noted above, the Committee separately and independently retains its own independent compensation consultant to advise the Committee.

Director Compensation

We have adopted the Directors’ Compensation Plan to establish our directors’ annual compensation and to further advance the interest of the Company and its shareholders by encouraging increased share ownership by our non-employee directors in order to promote long-term shareholder value. Our directors are required to retain a certain amount of stock as described in the section below titled “Share Ownership Guidelines.”

Directors who also are our employees do not receive any compensation under the Directors’ Compensation Plan. The compensation under the Directors’ Compensation Plan is described below.

Cash Compensation

Each non-employee director receives the following cash compensation under the Directors’ Compensation Plan for service on our Board and each standing committee of our Board:

•	An annual retainer fee of $75,000;

•	A Lead Director retainer fee of $75,000;

•	A committee chair retainer fee of $25,000 for the chairperson of each standing committee of our Board other than the Audit and Risk Committee;

•	A committee chair retainer fee of $50,000 for the chairperson of the Audit and Risk Committee; and

•

A non-chair committee membership fee of: (i) $15,000 for each member of the Audit and Risk Committee; (ii) $10,000 for each member of the Compensation Committee; and (iii) $5,000 for each member of the Nominating and Governance Committee.

Each non-employee director may elect to defer receipt of their cash compensation under the Directors’ Voluntary Nonqualified Deferred Compensation Plan until the director terminates all services for the Company. A bookkeeping account is maintained for each participant and interest is credited to the deferred amount based on 120% of the quarterly long-term applicable federal rate in effect.

Equity Compensation

Pursuant to the Directors’ Compensation Plan, we may issue awards of up to a total of 1,000,000 shares of Common Stock to our non-employee directors. Each non-employee director receives an annual grant of $125,000 in restricted stock units (“RSUs”) for service on our Board and each standing committee of our Board beginning with the first annual meeting at which the director is elected to our Board. For those directors joining our Board on a date other than the date of an annual meeting, each director receives a grant of $125,000 in RSUs on the date on which the director becomes a member of our Board, adjusted by one-12th for each month before the next annual meeting of shareholders.

The number of RSUs granted is determined by dividing the dollar amount by our share closing price on the date of grant. Each grant vests in its entirety on the first anniversary of its date of grant. Unless provided otherwise in the RSU agreement, RSUs granted to each non-employee director may become fully vested before the end of the regular restriction period if (i) such director is terminated due to disability or death or (ii) a change in control occurs. Upon vesting, the RSUs are converted into shares of Common Stock. Each non-employee director may elect to defer the receipt of his or her equity compensation until the director terminates all services for the Company. Directors currently receive dividend payments on their RSUs. A bookkeeping account is maintained for each participant, which reflects the number of RSUs to which the participant is entitled under the terms of the Directors’ Compensation Plan.

Reimbursements

Directors are reimbursed for reasonable expenses incurred in attending Board, committee and shareholder meetings, including reasonable expenses for travel, meals and lodging.

Role of the Nominating and Governance Committee

The Nominating and Governance Committee is responsible for reviewing the effectiveness of the non-employee director compensation and benefits programs in supporting the Company’s ability to attract, retain and motivate qualified directors. If appropriate, the Committee will recommend changes to the Board regarding non-employee director compensation and benefits.

Non-Employee Director Compensation Table

The table below sets forth cash and equity compensation (including deferred compensation) paid to non-employee directors for their Board service in December 2012 and the year ended December 31, 2013.

Director		Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jeffrey S. Aronin(2)	2013 Dec 2012	85,000 7,083	124,993 —	— —	209,993 7,083
Mary K. Bush	2013 Dec 2012	95,000 7,917	124,993 —	— —	219,993 7,917
Gregory C. Case(2)	2013 Dec 2012	100,000 8,333	124,993 —	— —	224,993 8,333
Robert M. Devlin	2013 Dec 2012	42,500 7,083	— —	— —	42,500 7,083
Cynthia A. Glassman(4)	2013 Dec 2012	97,500 7,500	124,993 —	— —	222,493 7,500
Richard H. Lenny	2013 Dec 2012	90,000 7,500	124,993 —	— —	214,993 7,500
Thomas G. Maheras(4)	2013 Dec 2012	97,500 7,500	124,993 —	— —	222,493 7,500
Michael H. Moskow(3)(4)	2013 Dec 2012	97,500 7,500	124,993 —	— —	222,493 7,500
E. Follin Smith	2013 Dec 2012	125,000 10,417	124,993 —	— —	249,993 10,417
Mark A. Thierer(2)	2013 Dec 2012	60,014 —	124,993 —	—	185,006 —
Lawrence A. Weinbach	2013 Dec 2012	175,000 14,583	124,993 —	— —	299,993 14,583

(1)	Reflects RSUs granted under the Directors’ Compensation Plan described above. Amounts reflect the grant date fair value of the fiscal 2013 RSUs which were granted on April 17, 2013. These amounts reflect the RSUs’ grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”) and may not correspond to the actual value that might be realized by the named individuals. Additional details on accounting for stock-based compensation can be found in Note 2: “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 11: “Stock-Based Compensation Plans” of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013. As of December 31, 2013, each director held the following number of RSUs: Messrs. Aronin and Case and Ms. Bush each held 55,016; Dr. Glassman held 2,941; Mr. Lenny held 20,079; Mr. Maheras held 31,768; Mr. Moskow held 47,931; Mr. Thierer held 2,941; Ms. Smith held 22,690; and Mr. Weinbach held 39,828. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common shareholders.
(2)	The amounts listed for these individuals in the “Fees Earned or Paid in Cash” column were deferred under the Directors’ Voluntary Nonqualified Deferred Compensation Plan.
(3)	The amount listed in the “Fees Earned or Paid in Cash” column for Mr. Moskow includes $22,500 that was deferred under the Directors’ Voluntary Nonqualified Deferred Compensation Plan.
(4)	Includes a one-time committee membership fee of $7,500 for each member of the Capital Planning Special Committee.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis focuses on the Company’s executive officers who are named in the tables below and who are referred to as our “named executive officers” or “NEOs.” We summarize below our executive compensation program and objectives and provide an overview of how and why the Compensation and Leadership Development Committee (the “Committee”) made specific decisions involving our NEOs. We also refer you to our Annual Report on Form 10-K for the year ended December 31, 2013 for additional information regarding 2013 financial results for our Company discussed below.

Overview of Performance and Compensation

We achieved record financial results in 2013 driven by strong performance in the Direct Banking segment, which more than offset the earnings pressure in the Payment Services segment. Highlights include:

•	Net income of $2,470 million, which exceeded 2013 Plan target of $1,734 million by 42%. Even excluding the earnings benefit from decreases in our loan-loss reserves, earnings exceeded Plan.

•

Year-over-year growth in total loans of 5%, supported by Discover card sales, which increased 4%, and strong absolute and relative credit performance as Discover card achieved the lowest charge-off rate in its 27-year history.

•	The launch of Discover Cashback Checking and home equity loans, which expanded the Company’s direct banking product offerings.

•

Decline in Payment Services segment pre-tax income by 55%, with a slight decrease in transaction volume from prior year. The earnings decline was driven primarily by challenged Diners Club European franchises and margin compression on debit transaction volume.

•

Strong execution against the long-term strategy for the Payments Services segment, as the Company signed a number of net-to-net, alternative payments, and new franchisee relationships that the Company expects to provide future growth opportunities.

•

Capital market activities, including issuances of approximately $4.7 billion in public credit card asset-backed securitizations and completion of two bank note offerings involving an aggregate $1.7 billion of outstanding debt. These activities allowed the Company to participate in the market’s advantageous funding conditions and will help to finance maturing liabilities.

•

47% one-year total shareholder return, as the Company increased its quarterly dividend to $.20 per share of common stock and repurchased approximately 27 million shares, or 5%, of its outstanding common stock in 2013.

In 2013, our NEOs effectively managed the execution of key business and strategic decisions that allowed achievement of the results noted above and made meaningful progress against our long-term strategy to expand our product offerings and deploy capital to drive strong returns to our shareholders. The Company’s net income was an all-time record, as credit losses along with funding costs improved throughout the year. Despite challenges in our Payment Services segment, we continued to execute our long-term strategy to enhance our global presence and leverage our existing payments infrastructure. This included management actions taken with our Diners Club European operations to facilitate continued acceptance. In addition, we delivered strong performance in an evolving and uncertain regulatory environment, including provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated under that Act.

The compensation that our senior executives earned for 2013 reflected this strong Company performance and long-term strategy progress; however, it was tempered by the Committee’s recognition that net income also benefited from macroeconomic conditions that were not anticipated, such as lower initial jobless claims and lower bankruptcy filings, which led to lower charge-offs and continued reserve releases. This approach, taking into account the impact of the external environment, supports the Company’s compensation philosophy and emphasis on pay-for-performance.

A significant portion of compensation is granted in restricted stock units (“RSUs”) and at-risk performance-based stock units (“PSUs”) tied to Company performance. RSUs and PSUs are subject to a clawback provision that allows the Company to reclaim previously granted awards under certain circumstances. This compensation structure aligns NEOs’ interests with those of our shareholders. Additionally, our share ownership commitment ties a portion of our executives’ net worth to the Company’s stock price and provides a continuing incentive to achieve superior long-term stock price performance.

In 2013, corporate risk management continued to play a key role in our incentive compensation design, review and decision-making process. As a result, incentive compensation continues to be firmly tied to current and future Company performance, while ensuring that our compensation arrangements appropriately balance risk and reward.

The Committee is advised by its outside consultant and our Chief Risk Officer to help ensure that no elements of the structure, design, or decision-making process encourage unnecessary or excessive risk-taking that threatens the Company’s interests or gives rise to risk that could have a material adverse effect on the Company. At the end of 2013, the Committee used reports from and met with the Chief Corporate Risk Officer (now the Chief Risk Officer) to evaluate our NEOs’ performance against risk goals before determining compensation for our NEOs, creating a direct link between our incentive compensation and risk management.

More details regarding our 2013 performance and executive compensation can be found below. We encourage you to read this section of the Proxy Statement in conjunction with the advisory (nonbinding) vote that we are conducting on the compensation of our NEOs.

Effect of 2013 Advisory Vote on NEO Compensation

The Committee will continue to take into account the outcome of the shareholder advisory vote on NEO compensation when considering future executive compensation arrangements. In light of the strong support for our NEO compensation at our 2013 annual meeting of shareholders and the continued alignment of our compensation program with shareholder interests, we have maintained continuity for 2014.

Practices and Policies Supporting Strong Corporate Governance and Compensation Programs

We continue to maintain our disciplined approach to executive compensation with a focus on incentives, pay-for-performance and simplicity as evidenced by the following practices:

•

Independent oversight. Our Compensation and Leadership Development Committee includes only directors who are independent under applicable NYSE listing standards and the Committee is advised by an independent consultant.

•

No hedging or pledging. Directors and NEOs are prohibited from hedging Company securities, holding Company securities in a margin account or otherwise pledging Company securities, including as collateral for a loan.

•	Use of long-term performance-based equity awards. PSUs are the primary component of our long-term incentive (“LTI”) program for our executives.

•

Share ownership guidelines for NEOs. Our Chief Executive Officer must own shares with a value of at least seven times his base salary. The President and Chief Operating Officer must own shares with a value of at least five times his base salary, and our other NEOs must own shares with a value of at least three times their respective base salaries within five years of appointment.

•

Share retention requirements. Effective January 1, 2013, NEOs must hold at least fifty percent of net shares received upon settlement of equity awards for one year to promote continued shareholder alignment.

•	Recovery of incentive compensation. We have a clawback provision for RSUs and PSUs that allows reclamation of shares issued pursuant to an equity grant.

•	Risk management. We evaluate risk impact in all incentive compensation decisions including a risk review for equity grants (which may result in a reduction of the final award amount) prior to vesting.

•	Change in Control. Our change in control severance policy includes a double trigger and precludes excise tax gross-ups for employees hired after March 31, 2011.

•	No employment contracts for NEOs. We do not have individual employment agreements with any of our NEOs.

•	Restrictive covenants. LTI awards to NEOs are subject to non-competition and non-solicitation provisions.

•

No special benefits. We do not provide any benefit plans to our executives that are not generally available to other employees and we do not provide any supplemental executive retirement plan benefits to any executive.

•	Limited perquisites. Perquisites provided to our NEOs are limited to access to an executive gym.

Compensation Program and Objectives

The Company’s 2013 executive compensation program and compensation decisions were built on the following principles:

•	Pay-for-Performance. Our compensation reflects Company, business segment, and individual executive performance.

•

Balanced Compensation Structure. We maintain a mix of fixed and variable compensation that is aligned with shareholder interests and the long-term interests of the Company and appropriately balances risk and reward.

•	Market-Competitive Pay Opportunity. Our compensation is competitive relative to our peers in order to attract and retain a talented executive team.

Each of these principles is discussed below.

Pay-for-Performance

The Company believes in a pay-for-performance philosophy. The majority of compensation for our NEOs is in the form of variable compensation, a substantial portion of which is paid in deferred RSUs and PSUs. In evaluating Company performance and when making NEO compensation decisions, the Committee considers financial performance as well as other performance and risk factors and individual NEO performance.

•

Financial Performance - How well the Company performed compared to its 2013 Plan goals and other financial performance during the year. For 2013, the main factor the Committee considered in evaluating financial performance was net income. The Committee also considered secondary performance metrics, including: return on equity (“ROE”) (and risk-adjusted returns), earnings per share (“EPS”), total revenue (defined as net interest income plus other income), total provision for loan losses and total operating expenses.

•	Other Performance Factors

¡	Growth Goals - How well the Company performed on key growth objectives.

¡	Relative Performance - How well the Company performed against a select group of competitors on profitability, credit performance, growth, total shareholder return and other measures.

¡	Strategic Initiatives - How well the Company executed key product and servicing initiatives.

¡	Individual Performance - How well each NEO performed relative to individual objectives.

Balanced Compensation Structure

The Committee determines compensation targets (aggregate of base salary, target short-term incentive (“STI”) and LTI opportunity) for the NEOs at the beginning of the year, based on Company and individual performance for the past year as well as future potential and experience of the executive. Target STI and LTI opportunities are established for, and communicated to, the NEOs. The actual year-end STI awards paid and LTI awards made to the NEOs are determined by the Committee based on its evaluation of financial performance, primarily net income, although the Committee considers other secondary performance and risk factors, and the individual performance of each executive. The Committee also considers compensation levels of other executives in similar roles both within the Company and at industry peers before making compensation decisions. The Committee uses discretion to exercise its judgment instead of solely relying on a formulaic structure, balancing transparency and flexibility to pay appropriately for performance. The Committee has determined that a balance of these components provides an effective combination of risk and reward:

•	Base Salary. Fixed compensation based on scope of responsibility, impact on the organization, expertise, and experience.

•	Short-Term Incentive. Annual cash opportunity based on financial performance, primarily net income, and other secondary performance and risk factors, and individual performance.

•	Long-Term Incentive. Annual equity opportunity based on financial performance, other performance and risk factors, and individual performance. The award is granted in part as PSUs and in part as RSUs.

Review of Compensation Policies and Practices Related to Risk Management

In 2013, the Committee completed a risk review of the Company’s compensation plans and practices. The Committee met with the Company’s Chief Corporate Risk Officer (now the Chief Risk Officer) to review employee compensation plans in which all employees (including the NEOs) participate, and to identify whether these arrangements had any features that might encourage excessive risk-taking that could threaten the value of the Company. The Committee considered a number of risk mitigation factors, including the balanced use of time-vested RSUs, performance-vested PSUs and cash, emphasis on overall Company performance in compensation decisions, the Company’s risk governance and control structure and the Company’s share ownership and retention guidelines, and concluded that these factors provided adequate safeguards that would either prevent or discourage excessive risk taking.

The Committee also continues to monitor a separate, on-going risk assessment by senior management of the Company’s broader employee compensation practices in order to ensure compliance with interagency guidance on sound incentive compensation practices issued by the Federal Reserve Board and other bank regulators in 2010. Senior Company human resources, risk management, compliance, and legal personnel compiled and analyzed extensive information about the Company’s incentive plans, including plan documents, eligibility criteria, payout formulas and payment history, and held extensive interviews with business line managers to understand how evaluation of business risk affects incentive plan performance measures and compensation decisions.

Following these risk reviews, the Company and the Committee have not identified any risks arising from our compensation policies and practices for our NEOs and our employees generally that are, either individually or in the aggregate, reasonably likely to have a material adverse effect on the Company.

Market-Competitive Pay Opportunity

The Committee reviewed and considered competitive market data from the following two sources when approving NEO compensation: proxy data from an established peer group of companies (discussed below) and other market survey data. We do not engage in strict benchmarking; rather, we use competitive market data as a reference point for elements of NEO compensation. For the proxy data, the peer group used in the analysis consists of 16 financial services companies of a similar business nature and revenue size to the Company, from which the Company might expect to draw executive talent. Given that the Company has few direct competitors of similar scope, size and business model, this peer group is somewhat varied in nature and primarily represents companies that are similar in business with a focus primarily on credit card operations and regional financial institutions that have significant credit card and/or loan operations, and data/transaction processing companies. In 2013, the Committee reviewed the companies that met the foregoing criteria, and after evaluating these companies with its independent compensation consultant, made no changes to the peer group as it still represented an appropriate comparison group for the Company.

In 2013, the peer group consisted of the following companies:

American Express Company	Comerica Incorporated	Genworth Financial, Inc.	Regions Financial Corporation

Ameriprise Financial, Inc.	Fidelity National Information Services, Inc.	Key Corp	SLM Corporation

Capital One Financial Corporation	Fifth Third Bancorp	M&T Bank Corporation	Visa Inc.

CIT Group Inc.	Fiserv, Inc.	MasterCard Incorporated	The Western Union Company

2013 Decision-Making Process

Factors Affecting Compensation Decisions

The primary factor considered by the Compensation and Leadership Committee when assessing performance for purposes of making variable compensation decisions for 2013 was net income. Although no set weight is assigned to any performance metric or goal, we believe that net income is the best measure of overall Company performance and, accordingly, it had the greatest impact on the overall funding level of incentive compensation in 2013. The Committee relies most heavily on net income because it believes that it is one of the key drivers of EPS and that it is a representative measure most directly tied to the return to our common shareholders. Net income is also a balanced measure aligned with overall performance to ensure that the executives are focused on the overall returns of the Company and not motivated to drive performance on one measure or one business unit over another. Because net income is a result of NEO leadership and operational performance, as well as market influences, the Committee also considered the benefit to net income from unanticipated sustained macroeconomic conditions, such as lower initial jobless claims and lower bankruptcy filings, which led to lower charge-offs and continued reserve releases. The Committee considered other secondary Company-wide metrics including ROE (and risk-adjusted returns), EPS, credit performance, growth goals, strategic initiatives, impact of legislative and regulatory changes on the business, relative performance, risk, and other factors, as well as individual performance.

In addition, for the PSU portion of the LTI program, the primary metric the Committee established was cumulative EPS achievement over a three-year performance period. In making final award determinations, the Committee also factored in individual compliance with the Company’s risk policies and an assessment of any inappropriate risks taken over the three-year vesting period (which includes the performance period). The Committee chose EPS for PSUs because it is transparent, directly tied to the return to our shareholders and a commonly-used indicator of profitability for publicly-traded companies.

The Committee also considered the need to attract, motivate and retain a talented management team and to ensure that our compensation program remains competitive with other companies with which we compete for senior executive talent.

For 2013, after consideration of all the aforementioned factors and the Committee’s emphasis on pay-for-performance, the Committee made compensation decisions for each of the NEOs as detailed below under “Components of Compensation and Summary of Pay Decisions.”

Overall Company and Business Segment Performance

The Committee believes that the actions taken by the Company’s Chief Executive Officer and the other NEOs throughout 2013 contributed greatly to the Company’s results and positioned the Company to take advantage of challenging but improving economic conditions. Furthermore, throughout 2013, the Company continued to benefit from the strategic choices made by the Company’s senior management over the past few years. The following key strategic decisions, among other things, enabled the Company to be profitable during 2013 and placed the Company in a strong position going forward:

•	Continued conservative approach toward extending credit to new and existing customers, balancing growth with a customer’s ability to pay.

•	Maintained a disciplined focus on initiatives that drove asset and revenue growth.

•	Streamlined operations and continued to build upon Discover’s position as a service leader.

•	Improved network acceptance, domestically and internationally, through increased merchant and acquirer relationships.

•	Maintained strong capital position (best among card-issuing competitor peer group) while returning over $1.5 billion of capital to shareholders in buybacks and dividends.

•	Enhanced governance and control environment focused on meeting regulatory guidance.

Financial Performance

As discussed above, while there is no weighting assigned to any metric, the primary factor that our Committee considered in making 2013 compensation decisions was the Company’s net income of $2,740 million, exceeding 2013 Plan target of $1,734 million by 42%. Because net income is a result of NEO leadership and operational performance as well as market influences, the Committee also considered the net income benefits resulting from unanticipated sustained macroeconomic conditions, such as lower initial jobless claims and lower bankruptcy filings which led to lower charge-offs and continued reserve releases. Additionally, the Committee considered the other secondary 2013 financial metrics also set forth below. No single secondary financial metric was material to the Committee’s determination of any individual’s compensation; rather, the Committee reviewed and subjectively balanced these secondary metrics and net income in the aggregate in determining individual compensation.

	2013	Change from 2012(1)
Net Income	$2.5B	5%
Total Revenue(2)	$8.2B	7%
Total Provision for Loan Loss (pre-tax)	$1.1B	28%
Operating Expense (pre-tax)	$3.2B	5%
Diluted EPS	$4.96	11%
ROE	24%	(200)bps

(1)	Change is calculated based on results for the fiscal year ended December 31, 2013 versus results for the fiscal year ended November 30, 2012.
(2)	Total revenue equals the sum of net interest income and other income.

Other Performance Factors

Growth Goals

The Committee also considered the Company’s progress on core strategic growth goals across the Company and within each segment in making overall compensation decisions. Again, no set weight was assigned to any of these secondary factors and no single growth goal was material to the Committee’s determination of individual compensation; rather, the Committee reviewed and subjectively balanced these goals with the other secondary factors in the aggregate in determining individual compensation.

The Committee considered the 47% one-year total shareholder return, the increased quarterly dividend to $.20 per share of common stock and a repurchase of 27 million shares or 5% of its outstanding common stock in 2013. The Committee noted an increase in total loans and credit card loans due to organic growth in our loan products. In addition, the Company had improved sales results over 2012 due primarily to an increase in spending by both new and existing customers, which resulted in part from the successful implementation of relevant, targeted marketing campaigns. The Committee also noted strong absolute and relative credit performance and our lowest charge-off rate in our 27-year history and an increase in transaction volume for the Payment Services segment. The following secondary growth metrics are calculated on a calendar year basis for both years presented.

	2013	2012
Total Loan Growth	5%	5%
Card New Account Growth	9%	10%
Mortgage Loan Originations	$3.8B	$2.4B
Personal Loan Originations	$2.5B	$1.8B
Private Student Loan Originations(1)	$1.1B	$1.1B
30-Day Active Merchant Outlet Growth	4%	3%
Total Network Transaction Volume Growth	1%	9%

(1)	Of the newly disbursed private student loans, 13% and 49% were originated by Citibank under the CitiAssist brand in 2013 and 2012, respectively.

Strategic Initiatives

The Committee also considered the Company’s progress on and execution of key strategic initiatives across the Company and within each segment in making overall compensation decisions. No set weight was assigned to any of these secondary factors and no single strategic initiative was material to the Committee’s determination of individual compensation; rather, the Committee reviewed and subjectively balanced performance on these initiatives with other secondary factors and net income in the aggregate in determining individual compensation.

The Committee considered the Company’s performance on its strategic initiatives in 2013, including the continued roll-out of Discover it, the launch of Discover home equity loans, the launch of Discover Cashback Checking, the launch of PULSE Pay Express and the progress achieved with enabling merchants for PayPal in-store checkout and progress made in developing a new customized banking platform.

Relative Performance

For additional context, the Committee reviews the Company’s relative performance against our largest business competitors in the U.S. market in both the Direct Banking and Payment Services segments. Highlights of the 2013 relative performance results considered by the Committee are described below. The Committee reviewed competitor results for trailing four calendar quarters through completion of the third calendar quarter in 2013, since competitor information is only available through the third calendar quarter at the time of the Committee’s decision-making.

•	Card Credit: 2.2% net charge-off rate average; strong absolute and relative credit performance when compared against the average competitor rate(1)

•	Card Loans: 3.9% receivables growth; strong performance when compared against the average competitor growth rate(1)(2)

•	Credit Volume: 4.5% U.S. credit volume growth, lower than two of three other network competitors(3)

•	Debit Volume: -0.5% U.S. debit dollar volume change; lower when compared against the average competitor growth rate(4)

•	Shareholder Return: 47% One-year total shareholder return; strong performance when compared against the average competitor return(5)

•	Shareholder Return: 213% Three-year total shareholder return; strong performance when compared against the average competitor return(6)

(1)	Card comparison based on peer group of Bank of America (U.S. Card), Citibank, N.A. (Branded-Cards North America), Chase (Credit Card), Capital One (U.S. Card), and American Express (U.S. Card).
(2)	Card receivables growth is on a year over year basis.
(3)	Network competitors are American Express, Visa, and MasterCard. Credit volume growth is on a year over year basis.
(4)	Competitor average based on peer group of Visa and MasterCard. Debit volume growth is on a year over year basis.
(5)	Competitor average is a 12-month trailing average as of December 31, 2013 and is based on peer group of Capital One, American Express, JP Morgan Chase, Citigroup, Bank of America, MasterCard, and Visa. The Company’s shareholder return represents the total return of a stock to an investor (capital gains/loss plus dividends) assuming dividends are reinvested.
(6)	Competitor average is a 36-month trailing average as of December 31, 2013 and is based on peer group of Capital One, American Express, JP Morgan Chase, Citigroup, Bank of America, MasterCard, and Visa. The Company’s shareholder return represents the total return of a stock to an investor (capital gains/loss plus dividends) assuming dividends are reinvested in the security.

Individual Performance

The Committee considers individual performance in making final compensation decisions for each NEO, both as it relates to an individual’s specific objectives as well as such individual’s contributions to the success of the overall enterprise. The Committee believes this holistic approach optimizes the link between executive rewards and the benefits to shareholders. Highlights of individual performance and contributions are described below.

David W. Nelms, Chairman and Chief Executive Officer

•	Exceeded plan net income, receivables, and charge-off rates

•	Strengthened succession and leadership development efforts

•	Promoted strategic reorganization and growth of key risk/governance programs

•	Continued to build relationships with financial/investment communities and key customers/suppliers

R. Mark Graf, Chief Financial Officer

•	Secured non-objection of capital deployment plan from Federal Reserve

•	Strengthened balance sheet with robust asset and liability management and enhanced engagement with business lines

•	Launched bank note long-term funding channel

•	Maintained strong investor relations

Roger C. Hochschild, President and Chief Operating Officer

•	Led operating areas to achieve strong financial performance in cards and consumer banking

•	Exceeded goals for loan growth and credit performance in cards, loan originations and profit-before-tax in consumer banking products

•	Launched Discover home equity loans, Discover Cashback Checking, and completed roll-out of Discover it

•	Expanded digital and mobile capabilities in cards and consumer banking and enhanced innovation focus with agile development programs in business technology

Diane E. Offereins, President - Payment Services

•	Achieved domestic and international merchant acceptance goals

•	Executed strategic payments partnerships and new Diners Club International franchise

•	Delivered client solutions including AribaPay, PayPal, and five affiliate network relationships

•	Launched PULSE Pay Express

Harit Talwar, President - U.S. Cards

•	Achieved key financial goals across card business while maintaining solid credit portfolio

•	Completed successful roll-out of Discover it and enhancements, including FICO scores on statements

•	Strong advances in digital marketing and online customer service

•	Strong expense management while meeting challenging growth goals

Role of Chief Executive Officer in Compensation Decisions

Our Chief Executive Officer and senior Company human resources personnel met with the Committee to discuss preliminary compensation decisions for the NEOs and senior officers. The Committee also met with its independent compensation consultant and senior Company corporate risk management personnel to discuss compensation recommendations and decisions. This allowed for ample review and consideration of 2013 Company, business segment and individual performance in determining 2013 compensation decisions. The role of the NEOs in compensation decisions is more fully discussed below and the role of the Committee and its consultant are discussed in “Executive and Director Compensation.” The decisions of the Committee for 2013 performance are reflected below in “Components of Compensation and Summary of Pay Decisions.”

Mr. Nelms, as Chief Executive Officer, discussed each NEO’s overall contribution to Company performance and his or her individual responsibility for business segment, functional, and/or strategic goals. Mr. Nelms then made a corresponding pay recommendation for each NEO. For Ms. Offereins and Mr. Talwar, Mr. Hochschild, the President and Chief Operating Officer of the Company, discussed overall contributions to Company performance and individual responsibility for business segment, functional, and/or strategic goals, and then presented a corresponding pay recommendation to Mr. Nelms. Mr. Nelms and Mr. Hochschild were assisted in the process by senior Company human resources personnel. Mr. Nelms and Mr. Hochschild presented final recommendations to the Committee. No NEO, including Mr. Nelms and Mr. Hochschild, was involved in any capacity regarding his or her own pay decisions. The Committee requested input from senior Company human resources and corporate risk management personnel, as well as the Committee’s independent consultant when it considered and approved the final compensation of Mr. Nelms. Mr. Graf, Ms. Offereins and Mr. Talwar did not have a role in these compensation decisions.

Components of Compensation and Summary of Pay Decisions

2013 compensation decisions for our NEOs were closely tied to our 2013 financial performance and consisted of three key components - base salary, STI, and LTI (which consists of both PSUs and RSUs) - with a significant portion of total compensation (PSUs and RSUs) tied to long-term Company performance. These components are summarized below.

Base Salary

We provide our NEOs and other executives with a market-competitive annual base salary to attract and retain an appropriate caliber of talent for the position. We generally review base salaries for the NEOs and other executives annually in December and determine whether to make increases or decreases based on changes in our competitive market (proxy peer group and market survey data), individual performance, relative role impact and experience in position. For 2013, the Committee approved an increase to Mr. Graf’s base salary. See “2013 Summary Compensation Table” for a summary of 2013 NEO base salaries.

Short-Term Incentive Program

In 2013, we continued to offer our NEOs the opportunity to earn a market competitive annual cash award based on the Company’s financial performance, based primarily on net income and other secondary performance and risk factors, and individual performance. The STI opportunity is provided to motivate executives to achieve our annual business goals, to attract and retain an appropriate caliber of talent for the position, and to recognize that similar annual STI opportunities are provided at other companies with which we compete for talent. Our NEOs have target STI opportunities, represented as a percentage of their base salaries, which were communicated to them at the beginning of the year. Net income is the primary factor that funds incentive compensation within an established framework. The Committee may then make a discretionary adjustment to funding after evaluation of many other secondary factors such as ROE (and risk-adjusted returns), EPS, credit performance, impact of macroeconomic conditions, growth goals, strategic initiatives, impact of legislative and regulatory changes on the business, relative performance, total shareholder return, risk and other factors relevant to the year, and individual performance. The Committee believes this provides the right level of transparency while maintaining the flexibility to adjust for extraordinary circumstances that positively or negatively affect net income. This approach also ensures that pay is commensurate with risks taken and the quality of performance results.

In 2013, the Company achieved record net income of $2,470 million, exceeding our 2013 Plan target of $1,734 million by 42%. The Committee recognized that our 2013 net income benefited from NEO actions but also considered net income benefit resulting from unanticipated sustained macroeconomic conditions, including lower initial jobless claims and lower bankruptcy filings which led to lower charge-offs and continued reserve releases. Accordingly, when determining 2013 STI compensation decisions, the Committee assessed net income over-performance versus Plan and made a discretionary judgment on appropriate 2013 STI compensation for each of the NEOs. Despite record net income performance, all NEO 2013 STI decisions were lower than 2011 and 2012 decisions. See “2013 Decision-Making Process” above for more details on the factors considered by the Committee in compensation decisions and see “2013 Summary Compensation Table” for the actual STI decisions.

Long-Term Incentive Program

The Committee, with input from its independent consultant, continues to emphasize equity compensation for NEOs to align the long-term interests of our NEOs with our shareholders. The Committee believes that the use of RSUs and PSUs that vest over a multi-year period focuses executives on the Company’s long-term interests without leading to imprudent risk taking. In addition, the Committee believes that time-vested RSUs and performance-vested PSUs represent an efficient method of delivering long-term equity compensation, generally using fewer shares than other types of equity vehicles while having value that is ultimately tied to Company performance. For 2013, the Committee decided a combination of RSUs that generally vest ratably over a three-year period and at-risk PSUs tied to a three-year Company performance and vesting period (pending evaluation against the Company’s risk policies) was the appropriate mix of LTI awards.

The Committee sets long-term equity compensation commensurate with level in the organization to appropriately motivate the individuals with the most impact on driving the success of the organization and creating shareholder value. The Committee established a target LTI value for the NEOs, represented as a percentage of their base salaries, and determined that 69% of the target compensation of the Chief Executive Officer (“CEO”) and, on average, 59% of the target compensation of the other NEOs, would be in the form of long-term equity compensation. In addition, the Committee established a target PSU and RSU mix as a percentage of the total target LTI of each NEO.

The LTI award consists of a forward-looking equity award with an initial value that varies based primarily on annual Company net income performance. The Committee also considers other growth and performance goals, as well as relative performance against peers and the Company’s risk appetite. The number of PSUs and RSUs granted is determined by dividing the dollar value of the award by the fair market value on the date of grant. The PSU and RSU grants were made in January 2013. See “2013 Decision-Making Process” above for more details on how the factors considered by the Committee impacted compensation decisions and see “2013 Summary Compensation Table” for the actual LTI decisions.

The Company’s NEOs are required to own a certain amount of Company equity/stock and retain a portion of all shares that vest as described in “Other Arrangements, Policies and Practices Related to Our Executive Compensation Program.”

Performance Stock Units

At-risk PSUs are granted annually at the beginning of a three-year Company performance period to further reinforce the NEO’s accountability for the Company’s future financial and strategic goals by tying a greater portion of compensation directly to the Company’s EPS and ultimately the Company’s stock price. The majority of the 2013 LTI award for NEOs consisted of PSUs, which were granted under the Company’s Amended and Restated 2007 Omnibus Incentive Compensation Plan (the “2007 Omnibus Incentive Plan”). Under this program, PSUs will generally vest and convert to shares of Common Stock if and to the extent the Company exceeds specific cumulative EPS performance goals over a three-year period and the executive remains employed by the Company for a three-year period (with exceptions for certain termination events, e.g. retirement, disability or death), and are subject to an evaluation of compliance with the Company’s risk policies at the end of the third year. The performance period for the 2013 award of PSUs began on January 1, 2013 and ends on December 31, 2015. The EPS performance target is established during the annual business planning process and incorporates a degree of stretch that is intended to push the Company and the NEOs to achieve higher performance within the Company’s risk framework. In this way, target PSU payout will be achieved if the Company meets its business plan goals. Achievement of maximum and threshold performance goals are each expected to be infrequent in occurrence. Participants will receive no portion of the award if the minimum performance threshold is not met. If the Company exceeds the target performance hurdles, the NEO can potentially earn an award in excess of the target, up to a maximum of one and one-half times the target award. Any shares received upon conversion of these PSUs will be subject to the share ownership guidelines and share retention requirements for senior executives. In addition, the Company instituted a clawback that will allow the Company to reclaim PSU compensation for up to three years if the Company restates its financial statements due to material noncompliance with financial reporting requirements. The awards will receive dividend equivalents in cash which will accumulate and pay out, if at all, if and when the underlying shares are released to the NEOs.

The performance period for our PSUs granted in December 2011 was completed on November 30, 2013. The cumulative diluted EPS over the two-year period was $9.39 versus a target of $6.50. An EPS of $4.55 and $8.45 were required to receive a minimum and maximum payout, respectively. Therefore, the actual EPS measured for the performance period resulted in a payout factor of 200% of the target amount, and was achieved due to effective NEO execution of key business decisions and strategies, strong focus on growth, and credit risk management. The final payout of these PSUs will be determined after confirmation of compliance with the Company’s risk policies, and employees are expected to receive earned shares (which will be subject to clawback provisions) when they vest in January 2015.

The payout for our PSU granted in December 2010 was approved after confirmation of compliance with the Company’s risk policies and employees received earned shares (which are subject to clawback provisions) in January 2014.

Restricted Stock Units

A portion of the LTI grant for 2013 consisted of RSUs. These RSUs are subject to market risk tied to the Company stock price. The Committee maintains that RSUs ensure that the interests of senior executives are directly aligned with the long-term interests of the Company and its shareholders as well as motivate future contributions and decisions aimed at increasing shareholder value. RSUs generally vest and convert to shares ratably over a three-year period, subject to compliance with the Company’s risk policies and assuming the executive remains employed by the Company through the vesting date (with exceptions for certain termination events, e.g. retirement, disability or death).

Summary of Chief Executive Officer Compensation

Overall Approach

Consistent with our philosophy, a large portion of NEO compensation is at-risk performance-based compensation. The chart below shows the 2013 elements of compensation that comprised target total direct compensation for Mr. Nelms. Approximately 88% of his target total direct compensation is variable and tied to Company financial and/or stock price performance.

In addition to a highly performance-based compensation structure, NEOs are subject to both stock ownership requirements and stock holding requirements associated with each equity award. As CEO, Mr. Nelms is required to hold 7 times his annual base salary and 50% of any shares acquired through equity awards for at least one year following the vesting date. As of December 2013, Mr. Nelms owned 91 times his annual base salary in Discover stock, directly aligning his own interests with those of our shareholders and exceeding his share ownership guidelines. In addition, except for shares withheld for taxes and stock option exercise costs, Mr. Nelms has retained 82% of shares since the Company’s initial public offering in 2007.

2013 Decisions

Under Mr. Nelms’ 15-year leadership, the Company has made progress in successfully executing its business strategy through an economic, regulatory and competitive environment that continues to be very challenging. The Company developed and implemented a long-term strategic plan, and met or exceeded numerous business goals that have established the Company as a leading direct bank and payments partner. The Company achieved 47% total shareholder return in 2013 and, over the last five years, the Company achieved 516% total return for shareholders, which compares favorably to our peer group as well other financial industry competitors. The Company grew its core credit card business at a time when both overall market size and competitor portfolio growth is flat or decreasing, while outperforming the industry averages in credit performance. The Company also expanded and launched new product offerings such as student loans, home loans, home equity loans, personal loans, checking, and other deposit products. The Company also established new payments partnerships and ventures that have increased both transaction volume and merchant acceptance across the globe.

In 2013, the Company achieved record net income and earnings per share, and made significant progress on a number of critical strategic priorities such as the successful national launch of the Discover it card. In determining the appropriate compensation for Mr. Nelms, the Committee considered these achievements, primarily net income, as well as other secondary factors such as the net income benefit resulting from unanticipated sustained macroeconomic conditions, including lower initial jobless claims and bankruptcy filings, which led to lower charge-offs and continued reserve releases. As a result of their deliberations, the Committee made the following decisions related to Mr. Nelms’ compensation:

•	No change to base salary.

•

A short-term incentive award for 2013 of $1,950,000. This award reflects the Company’s record net income and over-achievement relative to target, but also the Committee’s assessment of other secondary factors highlighted above, and is lower than Mr. Nelms’ 2012 award.

•

A 2013 long-term incentive award of $7,399,989. This award reflects the Committee’s evaluation of 2012 performance, based primarily on annual Company net income but also considering other growth and performance goals, as well as relative performance against peers and the Company’s risk appetite.

The Committee also reviewed the Company’s progress against its long-term goals and the critical role that Mr. Nelms has played in the Company’s success. Given that Mr. Nelms becomes retirement eligible in February 2016 and has no employment agreement, and given the evolving, uncertain and challenging economic, regulatory and competitive environment and the associated impact on the execution of our business strategy, the Committee determined it in the best interest of the Company and its shareholders to create additional long-term alignment and to promote stability in the Company’s leadership. As a result, on December 23, 2013, the Committee approved a one-time equity grant of 200,000 RSUs to Mr. Nelms. The RSUs are expected to vest in full on December 31, 2018, and will not vest upon retirement prior to this date. Unless otherwise provided in the award certificate, the RSUs may become fully vested before this date due to death, disability, a change in control of the Company, or termination of employment by the Company that is not for cause. This one-time award is intended to support the Company’s continued evolution as a leading direct bank and payments partner, to further align Mr. Nelms’ interests with those of our shareholders, and to promote retention of Mr. Nelms as the Company’s CEO over the five-year period. The Committee considered Mr. Nelms’ total pay decision for 2013, including the one-time grant, and determined that his pay is aligned with his performance and long-term Company and shareholder interests.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Program

Share Ownership Guidelines

The Compensation Committee maintains share ownership guidelines for NEOs and other executives, and the Nominating and Governance Committee maintains guidelines for directors. The guidelines recommend that the following multiples of annual base salary or, in the case of our directors, annual retainer, be held at the close of each year:

Participants	Recommended Share Ownership (as Multiple of Cash Base Salary or Annual Retainer)
Director	5X
Chief Executive Officer	7X
President	5X
Executive Committee Member (including all other NEOs)	3X

Stock to be counted toward ownership targets includes actual Common Stock held, including stock held in “street” accounts, unvested RSUs, and Common Stock held in the Company’s 401(k) plan. The guidelines provide that recommended ownership must be attained within five years of appointment (or plan inception, if later). To monitor progress toward meeting the guidelines, the Committee reviews current executive ownership levels at each December meeting, ahead of year-end executive compensation decisions. The Nominating and Governance Committee reviews director ownership levels. Holdings are calculated using the average stock price for the ten trading days prior to the December meeting. If a NEO or other executive is not on schedule to meet guidelines, the Committee may grant a larger portion of the NEO’s year-end award in equity.

As of December 2013, using the ten-day average stock price prior to November 30, 2013, the following multiples of base salary were held by each of our NEOs:

Executive Officer	Required Multiple	Actual Multiple
David W. Nelms	7X	91X
R. Mark Graf	3X	7X
Roger C. Hochschild	5X	83X
Diane E. Offereins	3X	31X
Harit Talwar	3X	25X

Share Retention Guidelines

Effective January 1, 2013, the Committee approved a senior executive share retention requirement to hold fifty percent of net shares that are received upon settlement of equity awards for one year. The Committee felt this change further promotes shareholder alignment.

Restrictions on Hedging and Pledging

Under Company policy, executives are prohibited from hedging Company securities, holding Company securities in a margin account or otherwise pledging Company securities, including as collateral for a loan.

Retirement and Other Benefits

The Company offers benefits such as medical, disability and life coverage to promote employee health and protect against catastrophic expenses. The Discover 401(k) Plan provides employees with the opportunity to save for retirement. We also maintain the Discover Pension Plan which is frozen. All employees are offered a benefits package that is competitive with those offered by companies with which we compete for talent, and our NEOs participate in our benefit plans on the same basis as our employees generally. The Company does not offer any supplemental benefits or deferred compensation programs to our NEOs.

Both the Discover 401(k) Plan and the Discover Pension Plan are designed to qualify under Section 401(a) of the Internal Revenue Code (“IRC”). Additional information regarding Company contributions to the Discover 401(k) Plan is provided in the footnotes to the “2013 Summary Compensation Table.” Additional information regarding Company contributions to the Discover Pension Plan is provided after the “2013 Pension Benefits Table.”

Executive Change in Control Severance Policy and Severance Pay Plan

The Company provides severance protection to our NEOs and other executives under a Change in Control Severance Policy so as to allow executives to focus on acting in the best interests of shareholders regardless of impact on their own employment. Change in Control severance protections are commonly provided at other companies with which we compete for talent. Benefits under our policy are paid in the event of a double trigger, meaning an involuntary termination (by the Company without just cause or by the executive for good reason or death or disability) within two years following or six months prior to a change in control.

The Company also sponsors a broad-based Severance Pay Plan to provide severance benefits to eligible employees, including NEOs who are involuntarily terminated (without cause in connection with a workforce reduction, closure or other similar event) to provide security in the event of an unanticipated job loss. The Severance Pay Plan will not pay benefits to an employee eligible for benefits under the Change in Control Severance Policy.

The Change in Control Severance Policy and the Severance Pay Plan and the estimated payments for each of our NEOs under each are detailed in the “2013 Potential Payments Upon a Termination or Change in Control Table.”

Accounting and Tax Information

IRC Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million per year paid to the Chief Executive Officer or other employee who is a NEO for the tax year by reason of being among the three highest compensated officers for the tax year (other than the Chief Executive Officer or the Chief Financial Officer). Certain compensation, including “performance-based compensation,” may qualify for an exemption from the deduction limit if it satisfies various technical requirements under IRC Section 162(m). With respect to our annual incentive awards, in January 2013, the Committee approved an incentive pool that is designed to qualify compensation awarded to our executives as “performance-based.” The 2013 incentive pool was 5% of our after-tax net income from continuing operations, with our NEOs allocated no more than a specified percentage of the pool, as follows: Mr. Nelms - 32%; Mr. Hochschild - 20%; Mr. Graf - 12%; Ms. Offereins - 12%; and Mr. Talwar - 12%. Actual amounts of the incentive awards were approved within these limits based on the factors described above.

The Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Committee reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program.

COMPENSATION COMMITTEE REPORT

The Compensation and Leadership Development Committee (“Compensation Committee”) establishes the compensation program for the Chief Executive Officer and for the other NEOs. The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis of the Company with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K and such other filings with the Securities and Exchange Commission as may be appropriate.

Submitted by the Compensation and Leadership Development Committee of the Board of Directors:

Gregory C. Case (Chair)

Jeffrey S. Aronin

Richard H. Lenny

Mark A. Thierer

2013 EXECUTIVE COMPENSATION

The narrative, tables and footnotes below describe the total compensation paid for December 2012 and fiscal 2013 to the Chief Executive Officer, Chief Financial Officer and the next three most highly compensated individuals (collectively, the “NEOs”) who were serving as executive officers of the Company on December 31, 2013.

2013 Summary Compensation Table

The following table contains information regarding the components of total compensation of the NEOs for the Company’s fiscal year ended December 31, 2013, the December 2012 transition period and the fiscal years ended November 30, 2012 and 2011. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective period.

Executive	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQDC Earnings (3)	All Other Compensation (4)	Total
David W. Nelms	2013	1,000,000	—	18,203,989	1,950,000	—	17,850	21,171,839

Chairman & Chief	Dec 2012	84,932	—	—	—	—	—	84,932

Executive Officer	2012	1,000,000	—	5,775,009	3,125,000	41,603	17,500	9,959,112

	2011	1,000,000	—	9,628,196	3,225,000	19,950	17,150	13,890,296

R. Mark Graf	2013	625,000	—	2,299,993	875,000	—	17,850	3,817,843

EVP, Chief Financial	Dec 2012	53,082	—	—	—	—	—	53,082

Officer	2012	600,000	—	1,620,000	1,250,000	—	17,500	3,487,500

	2011	384,658	50,000	999,991	770,000	—	271,424	2,476,073
Roger C. Hochschild	2013	750,000	—	3,799,981	1,400,000	—	17,850	5,967,831

President & Chief	Dec 2012	63,699	—	—	—	—	—	63,699

Operating Officer	2012	750,000	—	3,090,001	2,200,000	43,520	17,500	6,101,021

	2011	750,000	—	6,240,292	2,000,000	20,113	17,150	9,027,555

Diane E. Offereins	2013	650,000	—	2,599,991	825,000	—	17,850	4,092,841

EVP, President	Dec 2012	55,205	—	—	—	—	—	55,205

Payment Services	2012	650,000	—	1,719,999	1,550,000	43,101	17,500	3,980,600

	2011	650,000	—	2,688,934	1,300,000	21,494	17,150	4,677,578
Harit Talwar	2013	650,000	—	2,449,992	975,000	—	17,850	4,092,842

EVP, President US	Dec 2012	55,205	—	—	—	—	—	55,205

Cards	2012	650,000	—	1,719,999	1,450,000	33,561	17,500	3,871,060

	2011	650,000	—	2,688,934	1,350,000	16,397	17,150	4,722,481

(1)	Represents the base salary earned during the fiscal year or the December 2012 transition period, as applicable.
(2)	Represents the aggregate grant date fair value of RSU and PSU awards made to the NEOs pursuant to FASB ASC Topic 718. The value of PSUs is based on the probable outcome of the performance conditions on the grant date. The grant date value of the PSUs granted for 2013, assuming the highest level of performance conditions is met was $8,324,988 for Mr. Nelms, $2,070,017 for Mr. Graf, $3,989,997 for Mr. Hochschild, $2,339,992 for Ms. Offereins and $2,205,005 for Mr. Talwar. No grants were made during the December 2012 transition period. Please see “Compensation Discussion and Analysis - Summary of Pay Decisions” for further details. Additional details on accounting for stock-based compensation can be found in Note 2: “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 11: “Stock-Based Compensation Plans” of our consolidated financial statements in our Annual Report on Form 10-K.

(3)	Represents the actuarial increase during the fiscal year in the pension value. For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, please see Note 12: “Employee Benefit Plans” of our consolidated financial statements in our Annual Report on Form 10-K. There were no above market nonqualified deferred compensation earnings for the plans in which each NEO participated. A description of the Company’s pension benefits is provided following the “2013 Pension Benefits Table.”
(4)	Represents the Company’s contributions to the Discover 401(k) Plan for each NEO during each calendar year. The 401(k) Plan allows for pre-tax deferrals up to 30% of eligible earnings, including base, salary, bonus and commissions, up to the IRC Section 401(a)(17) compensation limit ($255,000 in 2013) (“Eligible Earnings”) and, if age 50 or older as of December 31 of the plan year, catch-up contributions, each subject to the maximum allowable amount under the IRC. The 401(k) Plan is a safe harbor plan and Company contributions are vested after two years of service and include a fixed contribution of 3% of Eligible Earnings, plus a match contribution that varies based upon the pre-tax deferrals, up to the IRC Section 402(g) pre-tax deferral limit ($17,500 for 2013), with a maximum match of 4% of Eligible Earnings. Transition credits are provided to employees who met certain age, service and “points” of age plus service as of January 1, 2009. None of our NEOs is eligible for transition credits.

2013 Grants of Plan-Based Awards Table

The following table includes the 2013 target STI opportunities, and the RSU and PSU awards made to the NEOs in the fiscal year ending December 31, 2013. No grants were awarded to the NEOs during the December 2012 transition period. No options were awarded to the NEOs. For more information regarding these grants, see the discussion on pages 17-32.

	Grant Date	Estimated future payouts under non-equity incentive plan awards(1)	Estimated future payouts under equity incentive plan awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(5)
Name		Target ($)	Threshold (#)	Target (#)	Maximum (#)

David W. Nelms	—	1,500,000	—	—	—	—		—

	1/22/2013	—	—	—	—	47,570		1,849,997

	1/22/2013	—	—	142,710	214,065	—		5,549,992

	12/23/2013	—	—	—	—	200,000	(4)	10,804,000

R. Mark Graf	—	656,250	—	—	—	—		—

	1/22/2013	—	—	—	—	23,656		919,982

	1/22/2013	—	—	35,485	53,228	—		1,380,012

Roger C. Hochschild	—	1,125,000	—	—	—	—		—

	1/22/2013	—	—	—	—	29,313		1,139,983

	1/22/2013	—	—	68,398	102,597	—		2,659,998

Diane E. Offereins	—	747,500	—	—	—	—		—

	1/22/2013	—	—	—	—	26,742		1,039,996

	1/22/2013	—	—	40,113	60,170	—		1,559,995

Harit Talwar	—	747,500	—	—	—	—		—

	1/22/2013	—	—	—	—	25,199		979,989

	1/22/2013	—	—	37,799	56,699	—		1,470,003

(1)	Represents the target payout under the annual STI program. Payments can range above or below target primarily based on annual Company net income performance. The Compensation and Leadership Development Committee (“Committee”) also considers other secondary Company-wide metrics including ROE (and risk-adjusted returns), EPS, credit performance, growth goals, impact of legislative and regulatory changes on the business, relative performance, risk, total shareholder return and other factors relevant to the year and individual performance. Because there is no threshold or maximum payout, those columns have been omitted in accordance with SEC rules. Actual payout amounts for 2013 are included in the “Non-Equity Incentive Plan Compensation” column of the “2013 Summary Compensation Table.”
(2)

Represents PSUs awarded in January 2013 under the 2007 Omnibus Incentive Plan. PSUs which are expected to vest and convert to shares of Common Stock on February 1, 2016 within the represented threshold and maximum amounts, depending on the extent the Company exceeds specific cumulative EPS performance goals over the three-year period and provided the executive remains employed by the Company (with exceptions for certain termination events as detailed below), and are subject to an evaluation of compliance with the Company’s risk policies. The entire PSU award will be canceled if the minimum cumulative EPS performance threshold is not met. To the extent the NEO voluntarily terminates from the Company or is terminated for cause prior to the scheduled vesting date, other than as described below, none of the PSUs will vest and the entire award will be forfeited. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed or (ii) retirement, death or disability, a pro-rata portion of the PSUs are expected to vest and convert to shares following the conclusion of the vesting period. In the event of a change in control of the Company during the first year of the performance period, the award will be converted to cash at target performance and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second or third year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. PSUs include the right to receive dividend equivalents which will accumulate and pay out in cash, if at all, if and when the underlying shares are paid to the NEOs. Awards are subject to certain restrictive covenants including non-competition, non-solicitation and confidentiality restrictions. In addition, shares earned under the PSU awards are subject to hold restrictions.
(3)	Represents RSUs awarded in January 2013 under the 2007 Omnibus Incentive Plan, which are expected to vest and convert in three equal installments on February 1, 2014, 2015 and 2016. Vesting of these RSUs will be accelerated in the event of termination of the executive’s employment due to (i) a change in control, (ii) the executive’s death or disability, (iii) the executive’s eligible retirement, or (iv) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed. Unvested RSUs will be canceled in the event of a termination of employment for any other reason. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Company common shareholders. Awards are subject to certain restrictive covenants including non-competition, non-solicitation and confidentiality restrictions. In addition, shares earned under the RSU awards are subject to hold restrictions.
(4)	Represents RSUs awarded on December 23, 2013 under the 2007 Omnibus Incentive Plan, which are expected to vest in full on December 31, 2018, and will not vest upon retirement prior to this date. Unless otherwise provided in the award certificate, the RSUs may become fully vested before this date due to death, disability, a change in control of the Company, or termination of employment by the Company that is not for cause.
(5)	Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in Note 2: “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 11: “Stock-Based Compensation Plans” of our consolidated financial statements contained in our Annual Report on Form 10-K.

Outstanding Equity Awards at 2013 Fiscal Year-End Table

The following table provides information for each NEO regarding outstanding stock option awards and unvested stock awards held by each of the NEOs as of December 31, 2013.

	Option Awards				Stock Awards(1)

	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date			Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David W. Nelms(2)	45,315	—	26.68	12/12/2016	37,666	(3)	2,107,413	142,710	(10)	7,984,625
					120,654	(4)	6,750,591
					38,920	(4)	2,177,574
					50,019	(5)	2,798,563
					47,570	(6)	2,661,542
					200,000	(7)	11,190,000
					363,258	(8)	20,324,285
					333,468	(9)	18,657,535
R. Mark Graf					20,728	(4)	1,159,732	35,485	(10)	1,985,386
					21,825	(5)	1,221,109
					23,656	(6)	1,323,553
					72,756	(9)	4,070,698
Roger C. Hochschild(2)	41,860	—	26.68	12/12/2016	24,007	(3)	1,343,192	68,398	(10)	3,826,868
					74,726	(4)	4,180,920
					26,270	(4)	1,469,807
					30,012	(5)	1,679,171
					29,313	(6)	1,640,062
					245,200	(8)	13,718,940
					169,766	(9)	9,498,408
Diane E. Offereins	21,576	—	26.68	12/12/2016	14,488	(3)	810,604	40,113	(10)	2,244,322
					16,864	(4)	943,541
					27,762	(4)	1,553,284
					22,584	(5)	1,263,575
					26,742	(6)	1,496,215
					101,194	(8)	5,661,804
					78,820	(9)	4,409,979
Harit Talwar	15,691	—	26.68	12/12/2016	14,488	(3)	810,604	37,799	(10)	2,114,854
					16,864	(4)	943,541
					27,762	(4)	1,553,284
					22,584	(5)	1,263,575
					25,199	(6)	1,409,884
					101,194	(8)	5,661,804
					78,820	(9)	4,409,979

(1)	All equity award values are based on a December 31, 2013 closing stock price of $55.95 per share of our Common Stock. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends are paid to all Company common shareholders. PSUs include the right to receive dividend equivalents which will accumulate and pay out in cash, if at all, if and when the underlying shares are released to the NEOs.
(2)	Excludes 502,557 deferred RSUs for Mr. Nelms and 430,763 deferred RSUs for Mr. Hochschild, as described in the “2013 Nonqualified Deferred Compensation Table.” These shares will convert to shares of Common Stock when Mr. Nelms and Mr. Hochschild leave the Company.
(3)	These RSUs are expected to vest and convert to shares of Common Stock on January 2, 2014.
(4)	These RSUs are expected to vest and convert to shares of Common Stock in equal installments on January 2, 2014 and 2015.
(5)	These RSUs are expected to vest and convert to shares of Common Stock in equal installments on January 2, 2014, 2015 and 2016.
(6)	These RSUs are expected to vest and convert to shares of Common Stock in equal installments on February 1, 2014, 2015 and 2016.
(7)	These RSUs are expected to vest and convert to shares of Common Stock on December 31, 2018.
(8)	These PSUs are expected to vest and convert to shares of Common Stock on January 2, 2014, assuming the risk policies review is satisfactory. The final payout is determined by the Committee and may be less than amount shown.
(9)	These PSUs are expected to vest and convert to shares of Common Stock on January 2, 2015, assuming the risk policies review is satisfactory. The final payout is determined by the Committee and may be less than amount shown.
(10)	These PSUs are expected to vest and convert to shares of Common Stock on February 1, 2016, assuming performance conditions are met and the risk policies review is satisfactory. Because performance in the first year of the performance period has not met the threshold performance level, unvested PSUs are shown at the amounts corresponding to, and assuming achievement of, the target performance level for the full performance period. The final payout is determined by the Committee and may be less or more than amount shown.

2013 Option Exercises and Stock Vested Table

The following table provides information regarding the number of stock awards that vested and the subsequent value realized from the exercise or vesting of such awards during the 2013 fiscal year and the December 2012 transition period.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David W. Nelms	2013	—	—	214,441	8,476,853

R. Mark Graf	2013	—	—	17,642	697,388

Roger C. Hochschild	2013	300,121	9,105,457	152,142	6,014,173
	Dec 2012	170,000	3,431,433	—	—
Diane E. Offereins	2013	—	—	79,956	3,160,661
Harit Talwar	2013	—	—	80,561	3,184,576

(1)	The amount shown represents the closing price of a share of our Common Stock on the scheduled vesting date multiplied by the number of RSUs that vested.

2013 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)	Payments During Last Fiscal Year ($)
David W. Nelms	Discover Financial Services Pension Plan	9.3333	145,027	—
R. Mark Graf(4)	Discover Financial Services Pension Plan	—	—	—
Roger C. Hochschild	Discover Financial Services Pension Plan	9.1667	129,640	—
Diane E. Offereins	Discover Financial Services Pension Plan	9.0833	170,433	—
Harit Talwar	Discover Financial Services Pension Plan	7.5000	115,203	—

(1)	For actuarial valuation purposes, credited service is attributed through the measurement date of December 31, 2008, the date that the Discover Pension Plan was frozen.
(2)	Service credit and actuarial values are calculated as of December 31, 2013, the plan’s measurement date for the last fiscal year.
(3)	For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, please see Note 12: “Employee Benefit Plans” of our consolidated financial statements in our Annual Report on Form 10-K.
(4)	Mr. Graf does not participate in the Discover Pension Plan as he was hired after it was frozen.

Effective December 31, 2008, the Discover Pension Plan, a defined benefit pension plan, was frozen for all participants, although additional service will count towards vesting and retirement eligibility for any participant, including NEOs, in the Discover Pension Plan as of December 31, 2008.

The table above lists the amounts we estimate as the present value of accumulated benefits the Discover Pension Plan will pay to each of the NEOs upon the normal retirement age of 65. Messrs. Nelms, Hochschild and Talwar and Ms. Offereins each participate in the Discover Pension Plan. Mr. Graf does not as he was hired after the Discover Pension Plan was frozen. Accrued, frozen benefits under the Discover Pension Plan are determined with reference to career-average pay limited to $170,000 per year, and for each calendar year of service prior to 2009 generally equal: (i) 1% of the participant’s eligible annual pay; plus (ii) 0.5% of the participant’s eligible annual pay which exceeded the participant’s Social Security covered compensation limit for that year. The estimated annual benefits payable under the Discover Pension Plan at the earliest age at which a participant may retire with an unreduced benefit (age 65) are set forth above.

2013 Nonqualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
David W. Nelms	2007 Omnibus Incentive Plan	—	—	7,206,667	—	28,118,064
Roger C. Hochschild	2007 Omnibus Incentive Plan	—	—	6,177,141	—	24,101,190

(1)	Reflects change in value of deferred RSUs due to fluctuations in stock price from the beginning of the 2012 transition period to the end of our 2013 fiscal year. Excludes cash dividend equivalent payments of $371,892 and $318,765 paid on deferred RSUs for Mr. Nelms and Mr. Hochschild, respectively.
(2)	Includes the value of RSUs that vested but were not converted into shares of Common Stock per the terms of the founder’s grant RSU awards granted in connection with the Company’s spin-off from Morgan Stanley.

Potential Payments Upon a Termination or Change in Control

Change in Control Severance Policy

The Company sponsors a broad-based welfare benefits plan, including a Change in Control Severance Policy (the “Policy”), which applies to members of our management, including the NEOs.

If any NEO is terminated, other than for cause (as defined in the Policy), disability, death or voluntary retirement, including a voluntary termination following a mandatory change in work location, as specified in the Policy, or diminution in salary, benefits or responsibilities, within six months prior to or two years following the occurrence of a change in control (as defined in the Policy), upon Discover’s receipt of a fully-executed irrevocable release in a form satisfactory to Discover, such NEO would be entitled to receive:

•

a lump sum cash payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years, or if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company;

•

in consideration for entering into a non-competition agreement with the Company, a salary continuation payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years, or if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company;

•	a lump sum payment equal to the prorated target cash bonus under the Company’s incentive compensation plans for the year of termination;

•	full vesting of all equity-based awards granted to the NEO under the Company’s incentive compensation plans;

•	outplacement services for a period of two years at the Company’s expense with a firm provided by the Company;

•	certain legal fees if the NEO commences litigation and, as a result, becomes entitled to receive benefits in an amount greater than those offered by the Company prior to such litigation;

•	a lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee premiums for 24 months; and

•

except for Mr. Graf, an excise tax gross-up payment if total benefit exceeds 110% of the amount that would give rise to excise tax liability (if total benefit does not exceed 110% of the amount that would give rise to excise tax liability, total benefit will be reduced to 100% of such amount). Mr. Graf is not eligible for an excise gross-up payment related to a change in control event.

Severance Pay Plan

The Company sponsors a broad-based welfare benefits plan which provides severance benefits to eligible employees, including the NEOs, who are involuntarily terminated in connection with a workforce reduction, closure or other similar event. The Severance Pay Plan will not pay benefits to an employee eligible for benefits under the Change in Control Severance Policy.

If any NEO is terminated, other than for cause (as defined in the Severance Pay Plan), upon Discover’s receipt of a fully-executed irrevocable release in a form satisfactory to Discover, such NEO would be entitled to receive:

•	a lump sum cash payment of up to one times the sum of his or her annual base salary;

•

a lump sum payment of some or all of the cash bonus under the Company’s incentive compensation plan the employee may have been eligible to receive at the end of the fiscal year based upon the performance of Discover, the employee’s business unit and his or her individual performance, which may be paid at the discretion of the Committee;

•	outplacement services for a period of one year at the Company’s expense with a firm provided by the Company; and

•	a lump sum payment equal to 12 months of the applicable premium for group health plan coverage in place prior to termination of employment, plus a payment for income taxes on such amount.

2013 Potential Payments Upon a Termination or Change in Control Table

The following table sets forth the payments that each of our NEOs would have received under various termination scenarios on December 31, 2013. With regard to the payments upon a change in control, the amounts detailed below assume that each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within the specified time period prior to or following the change in control. The table below assumes a stock price of $55.95, the closing price of a share of our common stock on December 31, 2013.

Pursuant to the terms of our equity plans and outstanding equity award agreements, the vesting of certain outstanding unvested equity awards is accelerated in the event of a termination of the NEO’s employment (i) in connection with a change in control, (ii) in the event of the NEO’s death, disability, retirement, or (iii) involuntary termination such as a reduction in force or elimination of the NEO’s position, provided that a fully-executed irrevocable release agreement is executed. The vesting of the special retention grant to Mr. Nelms in 2013 is accelerated in the event of a termination of Mr. Nelms’ employment in connection with a change in control, in the event of his death or disability, but not his retirement, or an involuntary termination without cause, provided a fully-executable irrevocable release agreement is executed.

Unvested RSUs and PSUs will be canceled in the event of a termination of employment for any other reason. NEOs who violate non-competition, non-solicitation, confidentiality, intellectual property or other restrictive covenants within one year after a termination of employment will be required to pay to the Company the value of any RSUs and PSUs that vested on or after, or within one year prior to, such termination.

Executive Payment Elements	Termination in Connection with a Change in Control ($)		Involuntary Termination Without Cause ($)		Death ($)	Disability ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Retirement ($)(7)
David W. Nelms
Salary and Other Cash Payments	12,550,000	(1)	2,950,000	(6)	—	—	—
Equity Awards(2)	75,604,673		69,302,429		69,302,429	69,302,429	—
Excise Tax Gross-up(3)	11,534,905		n/a		n/a	n/a	—
Health Coverage(4)	28,759		24,225		—	—	—
Other(5)	22,000		8,500		—	—	—
Total	99,740,338		72,285,154		69,302,429	69,302,429	—	n/a
R. Mark Graf
Salary and Other Cash Payments	5,561,250	(1)	1,500,000	(6)	—	—	—
Equity Awards(2)	9,826,037		8,430,269		8,430,269	8,430,269	—
Excise Tax Gross-up(3)	n/a		n/a		n/a	n/a	—
Health Coverage(4)	27,442		21,720		—	—	—
Other(5)	22,000		8,500		—	—	—
Total	15,436,729		9,960,489		8,430,269	8,430,269	—	n/a
Roger C. Hochschild
Salary and Other Cash Payments	8,865,000	(1)	2,150,000	(6)	—	—	—
Equity Awards(2)	37,376,706		34,793,366		34,793,366	34,793,366	—
Excise Tax Gross-up(3)	—		n/a		n/a	n/a	—
Health Coverage(4)	26,547		27,592		—	—	—
Other(5)	22,000		8,500		—	—	—
Total	46,290,253		36,979,458		34,793,366	34,793,366	—	n/a
Diane E. Offereins
Salary and Other Cash Payments	6,327,500	(1)	1,475,000	(6)	—	—	—
Equity Awards(2)	12,452,901		16,879,629		16,879,629	16,879,629	—	16,879,629
Excise Tax Gross-up(3)	—		n/a		n/a	n/a	—
Health Coverage(4)	8,073		8,692		—	—	—
Other(5)	22,000		8,500		—	—	—
Total	18,810,474		18,371,821		16,879,629	16,879,629	—	16,879,629
Harit Talwar
Salary and Other Cash Payments	6,377,500	(1)	1,625,000	(6)	—	—	—
Equity Awards(2)	18,302,931		16,750,573		16,750,573	16,750,573	—
Excise Tax Gross-up(3)	—		n/a		n/a	n/a	—
Health Coverage(4)	26,568		28,318		—	—	—
Other(5)	22,000		8,500		—	—	—
Total	24,728,999		18,412,391		16,750,573	16,750,573	—	n/a

(1)	Includes severance, pro rata bonus and consideration for entering into the non-competition agreement.
(2)	Represents the intrinsic value of the accelerated RSUs, PSUs and stock options. All outstanding options are vested, therefore the intrinsic value of accelerated stock options is zero. 2011 and 2012 PSUs are shown at the maximum payout level of 200% (based on actual performance) and the 2013 PSUs are shown at target. For the PSUs, in the event of a change in control of the Company during the first year of the performance period, the award will be converted to cash at target performance and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second or third year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. RSUs and PSUs have double trigger acceleration provisions. Upon an involuntary termination without cause or a termination in connection with death, disability or retirement, the number of PSUs received are prorated based on actual service during the performance period.
(3)	Additional amount provided to the executive to directly offset any excise tax levied on the change in control severance package. Mr. Graf is not eligible to receive an excise tax gross-up.
(4)	For termination in connection with a change in control, lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee health and welfare premiums for 24 months. For involuntary termination without cause, lump sum payment equal to 12 months of COBRA premiums (for medical, dental and vision) plus a payment for income taxes on such amount.
(5)	Includes value of expected outplacement benefits for a 24-month period for termination in connection with a change in control and for a 12-month period for involuntary termination without cause.
(6)	For purposes of illustration, includes actual 2013 bonus which may be paid in the discretion of the Committee.
(7)	Ms. Offereins is eligible for retirement and is entitled to the pension benefits described in the “2013 Pension Benefits Table”. No other NEOs were eligible for retirement as of December 31, 2013.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

We encourage our directors, officers and employees to own our Common Stock as owning our Common Stock aligns their interests with shareholders. All executive committee members, including our NEOs, are subject to share ownership guidelines as described above in “Compensation Discussion & Analysis.” This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.

The following table sets forth the beneficial ownership of our Common Stock, as of February 28, 2014, by the persons and groups specified below. The percentage of calculations below are based on the number of shares of Common Stock outstanding as of February 28, 2014 rather than the percentage set forth in any shareholder’s Schedule 13G filed with the SEC. Unless otherwise indicated below, the address of each person named in the table below is c/o Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015.

5% Beneficial Owners	Shares of Discover Common Stock Beneficially Owned(1)	Percentage of Discover Common Stock Outstanding
BlackRock, Inc., 40 East 52nd Street, New York, New York 10022(2)	41,500,524	8.83%
Executive Officers and Directors
David W. Nelms(3)	1,731,804	*
Roger C. Hochschild(4)	1,130,020	*
R. Mark Graf	34,794	*
Diane E. Offereins(5)	405,038	*
Harit Talwar(6)	302,046	*
Jeffrey S. Aronin(7)	55,016	*
Mary K. Bush(8)	55,016	*
Gregory C. Case(9)	55,016	*
Candace H. Duncan	—	*
Cynthia A. Glassman(10)	40,140	*
Richard H. Lenny(11)	40,397	*
Thomas G. Maheras(12)	39,941	*
Michael H. Moskow(13)	53,042	*
E. Follin Smith(14)	44,935	*
Mark A. Thierer (15)	2,941	*
Lawrence A. Weinbach(16)	55,016	*
Directors and executive officers as a group (23 persons)(17)	4,670,816	1%

*	Represents beneficial ownership of less than 1%.

(1)	Does not include shares underlying unvested RSUs.
(2)	Based on a Schedule 13G/A filed on January 28, 2014 by BlackRock, Inc. regarding its holdings of our Common Stock as of December 31, 2013. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 33,364,540 shares and sole dispositive power as to all 41,500,524 shares.
(3)	Includes 502,557 shares underlying vested RSUs that would convert following a termination of service and 45,315 shares subject to exercisable stock options.
(4)	Includes 430,763 shares underlying vested RSUs that would convert following a termination of service and 41,860 shares subject to exercisable stock options.

(5)	Includes 71,187 shares underlying RSUs that would vest and convert following a termination of service and 21,576 shares subject to exercisable stock options.
(6)	Includes 50,890 shares held by The Harit Talwar 2012 Grantor Retained Annuity Trust, of which Mr. Talwar is the trustee, and 15,691 shares subject to exercisable stock options.
(7)	Includes 55,016 shares underlying vested RSUs that would convert following a termination of service.
(8)	Includes 55,016 shares underlying vested RSUs that would convert following a termination of service.
(9)	Includes 55,016 shares underlying vested RSUs that would convert following a termination of service.
(10)	Includes 2,941 shares underlying vested RSUs that would convert following a termination of service.
(11)	Includes 20,079 shares underlying vested RSUs that would convert following a termination of service.
(12)	Includes 31,768 shares underlying vested RSUs that would convert following a termination of service.
(13)	Includes 47,931 shares underlying vested RSUs that would convert following a termination of service.
(14)	Includes 22,690 shares underlying vested RSUs that would convert following a termination of service.
(15)	Includes 2,941 shares underlying vested RSUs that would convert following a termination of service.
(16)	Includes 39,828 shares underlying vested RSUs that would convert following a termination of service.
(17)	Includes 1,389,908 shares underlying vested RSUs that would convert following a termination of service and 133,593 shares subject to exercisable stock options.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

What are shareholders being asked to approve?

Pursuant to SEC rules, we must conduct an advisory vote on the compensation of our named executive officers (“NEOs”) at least once every three years. At our 2013 annual meeting, our shareholders supported an annual frequency for this advisory vote. As such, the Board has determined that the Company will hold this advisory vote on the compensation of our NEOs each year.

Therefore, we are asking you to approve the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” (beginning on page 17), the compensation tables (beginning on page 33), and any related material contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of our NEOs, as disclosed in the ‘Compensation Discussion and Analysis,’ the compensation tables and any related narrative contained in this Proxy Statement.”

What is the Board’s recommendation on voting on this proposal?

The Board unanimously recommends a vote “FOR” approval of the NEO compensation as disclosed pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis,” the compensation tables, and any related information contained in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

In 2013, we delivered positive financial results, exceeding our 2013 business plan despite the economic and regulatory environment. Our NEOs effectively managed the execution of key business and strategic decisions and made meaningful progress against our long-term strategy to expand our product offerings and deploy capital to drive strong return to our shareholders. Our 2013 net income of $2,470 million exceeded our 2013 Plan target of $1,734 million by 42%. We further delivered strong results against our 2013 performance priorities.

Our Compensation and Leadership Development Committee considered these results and approved 2013 compensation decisions for our NEOs reflecting the Company’s strong performance in 2013 consistent with our emphasis on pay-for-performance. The NEOs also continued to receive a significant portion of their compensation in the form of deferred at-risk performance-based stock units (“PSUs”) (tied to Company performance). Our 2013 equity grants included a “clawback” provision that allows the Company to reclaim PSUs and RSUs under certain circumstances. Paying a significant portion of NEOs’ incentive compensation in equity, the majority of which is performance-based equity, further aligns their interests with those of our shareholders. Additionally, our share ownership commitment and share retention requirements tie a portion of each of our NEO’s net worth to the Company’s stock price and provide a continuing incentive to achieve superior long-term stock price performance. In 2013, corporate risk management continued its role in our incentive compensation design, review and decision-making process. As a result, incentive compensation continues to be firmly tied to current and future Company performance and thereby shareholder interests, while ensuring that our compensation arrangements appropriately balance risk and reward.

Is the shareholder advisory vote to approve NEO compensation binding on the Company?

No. Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation and Leadership Development Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

How many votes are required to approve this proposal?

This advisory vote requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. You may “abstain” from voting on this proposal. Shares voting “abstain” on this proposal will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.

PROPOSAL 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

OUR OMNIBUS INCENTIVE PLAN

The Board is requesting that our shareholders vote to approve the Discover Financial Services Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Omnibus Incentive Plan”), which is an amendment and restatement of the Discover Financial Services Amended and Restated 2007 Omnibus Incentive Plan (the “2007 Omnibus Incentive Plan”), approved by our Compensation and Leadership Development Committee (the “Committee”) on March 11, 2014. The 2014 Omnibus Incentive does not request any additional shares for future issuances beyond the shares already reserved and approved under the 2007 Omnibus Incentive Plan.

The 2007 Omnibus Incentive Plan was originally adopted on May 29, 2007 with the approval of our sole shareholder, Morgan Stanley. A subsequent amendment and restatement of the 2007 Omnibus Incentive Plan was approved by our shareholders on April 21, 2009. The 2007 Omnibus Incentive Plan is scheduled to expire in 2014.

Summary of Amendments to the 2007 Omnibus Incentive Plan

The 2014 Omnibus Incentive does not change any benefits or awards available under the terms of the 2007 Omnibus Incentive Plan and does not request any additional shares for future issuance beyond the 45 million shares already reserved and approved under the 2007 Omnibus Incentive Plan. Below is a summary of the key changes in the 2014 Omnibus Incentive:

•	Extends the term of the 2007 Omnibus Incentive Plan for an additional ten years.

•	Renames the 2007 Omnibus Incentive Plan as the 2014 Omnibus Incentive Plan.

•	Clarifies certain provisions, including that the prohibition on option and SAR repricing prohibits the cancellation of underwater options or SARs in exchange for a cash payment.

Further, under IRC Section 162(m), certain remuneration in excess of $1 million paid to the chief executive officer of a public company and its three highest compensated officers (other than the chief executive officer and chief financial officer) is not deductible. However, compensation that qualifies as “performance-based” compensation may be fully deductible if certain requirements are satisfied. One of these requirements is that the material terms of the performance goals under which “performance-based” compensation may be awarded be approved by shareholders. The material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal may be based, and (iii) the maximum amount of compensation that can be paid to an employee under awards intended to satisfy the “performance-based” compensation exception under IRC Section 162(m). Approval of this proposal is intended to constitute approval of the material terms of the performance goals under the 2014 Omnibus Incentive Plan for purposes of IRC Section 162(m), which are described in more detail below under “Summary of the 2014 Omnibus Incentive Plan.”

If this proposal is approved, the 2014 Omnibus Incentive Plan will allow us to continue to grant cash and equity awards consistent with our compensation program. If this proposal is not approved, the 2007 Omnibus Incentive Plan will terminate in accordance with its terms and no further grants may be made thereunder. Additionally, the Company will no longer be able to use tax-effective incentives that align employee and shareholder interests.

2014 Omnibus Incentive Plan Highlights

The 2014 Omnibus Incentive Plan provides for the grant of awards which may include one or more of the following: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights (“SARs”), (iii) restricted stock awards, (iv) restricted stock unit awards, (v) performance grants and (vi) cash awards. Such awards may be for partial-year, annual or multi-year periods. The 2014 Omnibus Incentive Plan will enable us to continue to:

•	pay for performance on company-wide, business segment and individual levels;

•	advance the interests of Discover by attracting and retaining high caliber employees and other key individuals;

•

more closely align the interest of our shareholders and recipients of awards under the 2014 Omnibus Incentive Plan by increasing the proprietary interest of such recipients in our growth and success as measured by the value of our stock;

•	maintain a mix of fixed and variable compensation that is aligned with shareholder interests; and

•	motivate award recipients to act in the long-term interests of Discover and appropriately balance risk and reward.

Some of the key features of the 2014 Omnibus Incentive Plan include:

•

Limit on Shares Available for Issuance: As of December 31, 2013, 25,843,907 shares (assuming performance stock units convert at maximum shares per unit; 27,454,404 shares assuming performance stock units convert at target) of the 45 million shares of Common Stock reserved under the 2007 Omnibus Incentive Plan were available for future issuances. If the 2014 Omnibus Incentive Plan is approved by our shareholders, these shares will be issued under the 2014 Omnibus Incentive Plan. As stated above, no additional shares are being requested under this proposal. As of December 31, 2013, there are 4,143,915 restricted stock unit awards (“RSUs”), 1,897,867 performance stock unit awards (“PSUs”) and 171,726 stock options outstanding.

•	Independent Committee Administration: Awards granted to senior executives will be granted by the Committee, which is comprised entirely of independent directors.

•	No Repricing or Discounting of Stock Options or SARs: Stock options and SARs may not be repriced or granted at a discount under the 2014 Omnibus Incentive Plan.

•	Stock Option and Stock Appreciation Right Term Limits: Stock options and SARs will have a maximum term of ten years.

•	Term of 2014 Omnibus Incentive Plan. No awards may be made under the 2014 Omnibus Incentive Plan after the date that is ten years from the date of shareholder approval.

Summary of the 2014 Omnibus Incentive Plan

The following is a description of the 2014 Omnibus Incentive Plan. This description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Exhibit A.

Shares Available. 45 million shares of our Common Stock may be subject to awards under the 2014 Omnibus Incentive Plan, subject to equitable adjustment by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, combination, reclassification, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other change in corporate structure or any other event that affects Discover’s capitalization. If any award is canceled, forfeited, terminates or expires unexercised, or if shares are tendered or withheld from an award to pay the option price or satisfy a tax withholding obligation, such shares may again be issued under the 2014 Omnibus Incentive Plan.

Eligibility. All of our employees and all employees of our subsidiaries and their respective affiliates will be eligible to receive awards. The Committee will have discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award.

Administration. The 2014 Omnibus Incentive Plan will be administered by the Committee or any other committee comprised entirely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee is currently comprised of four directors, each of whom the Board has determined has no material relationship with Discover and is otherwise independent under the rules of the New York Stock Exchange. Each current member of the Committee also meets the definitions of “outside director” under IRC Section 162(m) and “non-employee director” under Rule 16b-3 under the Exchange Act.

Forms of Awards. Awards under the 2014 Omnibus Incentive Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) SARs, (iii) restricted stock awards, (iv) RSUs, (v) performance awards and (vi) cash awards. Such awards may be for partial-year, annual or multi-year periods.

Options. Options are rights to purchase a specified number of shares of our Common Stock at a price fixed by our Committee, but not less than fair market value on the date of grant. Options generally expire no later than ten years after the date of grant. Options will become exercisable at such time and in such installments as the Committee will determine. Payment of the option price (sometimes called the exercise price or strike price) must be made in full at the time of exercise in such form as the Committee shall determine. Payment methods will include cash, the exchange of shares already owned, combination of cash and exchange of shares or by such other means as we may authorize. Options intended to be incentive stock options under IRC Section 422 may not be granted to any person who is not an employee of Discover or any parent or subsidiary, as defined in IRC Section 424. All incentive stock options must be granted within ten years of the date the 2014 Omnibus Incentive Plan is approved by the Committee.

Stock Appreciation Rights. A SAR entitles the participant to receive, upon exercise, an amount equal to any positive difference between the fair market value of one share of our Common Stock on the date the SAR is exercised and the exercise price, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. The Committee will have the authority to determine whether the amount to be paid upon exercise of a SAR will be paid in cash, Common Stock (including restricted stock) or a combination of cash and Common Stock.

Restricted Stock Awards. Restricted stock awards provide for a specified number of shares of our Common Stock subject to a restriction against transfer during a period of time or until performance measures are satisfied, as established by the Committee. Unless otherwise set forth in the agreement relating to a restricted stock award, the participant has all rights as a shareholder, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that the Committee may determine that distributions with respect to shares of Common Stock will be deposited with Discover and will be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

Restricted Stock Units. RSUs are right to receive a specified number of shares of our Common Stock (or the fair market value thereof in cash, or any combination of our Common Stock and cash, as determined by the Committee), subject to the expiration of a specified restriction period and/or the achievement of any performance measures selected by the Committee, consistent with the terms of the 2014 Omnibus Incentive Plan. The RSU agreement will specify whether the award recipient is entitled to receive dividend equivalents with respect to the number of shares of our Common Stock subject to the award. Prior to the settlement of RSUs in our Common Stock, the award recipient will have no rights as a shareholder of Discover with respect to our Common Stock subject to the award.

Performance Awards. Performance grants are awards where the final value or amount, if any, is determined by the degree to which specified performance measures have been achieved during a performance period set by the Committee. Performance periods can be partial-year, annual or multi-year periods, as determined by the Committee. Performance measures that may be used include (without limitation) one or more of the following: the attainment by a share of common stock of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, return to shareholders (including dividends), return on equity, return on risk-adjusted capital, net income, net revenue, pre-tax income, pretax pre-provision income, cash flow or cost reduction goals, operating profit, pretax return on total capital, economic value added or any combination of the foregoing. Such criteria and objectives may relate to results obtained by the individual, Discover, a subsidiary, or an affiliate, or any business unit or division thereof, or may relate to results obtained relative to a specific industry or a specific index. Payment may be made in the form of cash, common stock, restricted stock, RSUs or a combination thereof, as specified by the Committee.

Cash Awards. Annual incentive awards are generally cash awards based on the degree to which certain of any or all of a combination of individual, team, department, division, subsidiary, group or corporate performance objectives are met or not met. The Committee may establish the terms and provisions, including performance objectives, for any annual incentive award. All cash awards are payable no later than March 15 of the year immediately following the fiscal year for which they are earned.

An award agreement may contain additional terms and restrictions, including vesting conditions, not inconsistent with the terms of the 2014 Omnibus Incentive Plan, as the Committee may determine.

Maximum Award. To the extent necessary for an award to be qualified “performance-based” compensation under IRC Section 162(m), the maximum number of options and SARs which may be granted to or elected by any individual during a fiscal year is 2,000,000. The maximum number of shares that may be subject to restricted stock or RSUs granted to or elected by a participant in any fiscal year shall be 1,000,000 shares. The maximum cash bonus payable to any individual for any performance period will be $10,000,000.

Federal Income Tax Consequences. A participant to whom a nonqualified stock option is granted will recognize no income at the time of the grant and we will not be entitled to a deduction at that time. When the participant exercises a nonqualified stock option, he or she will generally recognize ordinary income equal to the excess, if any, of the fair market value (determined as of the date of exercise) of the Common Stock received over the option exercise price. The tax basis of such shares to the participant will be equal to the exercise price paid plus the amount includable in his or her gross income as compensation. The holding period for purposes of determining whether a subsequent sale of such share by the participant results in the recognition of short-term or long-term capital gain or loss will commence on the day after the date the share is transferred to the participant. When the participant exercises a stock option, he or she will generally recognize ordinary compensation income equal to the difference, if any, between the fair market value of the Common Stock he or she receives at such time and the sum of the exercise price for such shares.

A participant to whom an incentive stock option which qualifies under IRC Section 422 is granted will generally recognize no income at the time of grant or at the time of exercise, and we will not be entitled to a deduction at either time. However, upon the exercise of an incentive stock option, the excess of the fair market value of the Common Stock over the exercise price thereof may result in the participant being subject to an alternative minimum tax. In order to obtain incentive stock option treatment for federal income tax purposes, the participant must be an employee of Discover, a subsidiary of Discover, or any of their respective affiliates continuously from the date of grant until any termination of employment and, in the event of such a termination, must generally exercise an incentive stock option within three months after such termination. When a participant sells the Common Stock received upon exercise of an incentive stock option more than one year after exercise and more than two years after the date of grant of such incentive stock option, he or she will normally recognize long-term capital gain or loss equal to the difference, if any, between the sale price of such shares at such time and the exercise price. If the participant disposes of such shares before such periods end, the participant will recognize ordinary compensation income equal to the lesser of (i) the difference, if any, between the fair market value of such shares on the date of exercise and the exercise price, and (ii) the difference, if any, between the sale price and the exercise price. Any other gain or loss on such sale (in addition to the ordinary income mentioned above), will normally be capital gain or loss. The tax basis of such shares to the participant, for purposes of computing such other gain or loss, should be equal to the exercise price paid (plus the amount includable in his or her gross income as compensation, if any).

The inclusion of SARs with a nonqualified stock option or an incentive stock option will normally not result in taxable income to the participant, and we will not be entitled to a deduction at that time. At the time of exercise, the participant will normally recognize ordinary compensation income in an amount equal to the cash and the fair market value of the Common Stock he or she receives to satisfy his or her SAR. The tax basis of any such shares received by the participant pursuant to a SAR should be equal to the amount includable in his or her gross income as compensation in respect of such shares, and the participant’s holding period therefore should normally commence on the day after the day on which he or she recognizes taxable income in respect of such shares.

A participant granted shares of restricted stock will not recognize taxable income at the time of grant and Discover will not be allowed a deduction for federal income tax purposes at that time. However, a participant granted such shares may elect to recognize taxable compensation in the year of the grant in an amount equal to the fair market value of the shares at the time of grant by filing a “Section 83(b) election” to such effect with us and the Internal Revenue Service within 30 days after the date of grant. If shares with respect to which a participant has made the above-described Section 83(b) election are forfeited, no deduction will be allowed to the participant with respect to such forfeiture. If a Section 83(b) election is not made, a participant granted shares of restricted stock will recognize taxable compensation in an amount equal to the fair market value of the shares at the time the shares first become transferable. Any dividends paid on shares of restricted stock prior to the date on which the participant recognizes taxable compensation with respect to the shares will be taxable to the participant as additional compensation rather than as ordinary dividends. Subject to the $1 million limit on the amount of compensation that can be deducted for payments to our senior officers, we will be allowed a deduction for federal income tax purposes at the time the participant of restricted stock recognizes taxable compensation equal to the amount of compensation recognized by such participant. A participant’s basis for shares of restricted stock will be the amount recognized as taxable compensation. A participant’s holding period for such shares will begin on the day after the date the participant recognizes taxable compensation with respect to the shares.

A person who has been granted RSUs will not recognize taxable income on the date of grant and Discover will not be entitled to a deduction at that time. When the RSUs vest and shares are released to the participant, the participant will recognize ordinary income in an amount equal to the fair market value of the transferred shares at such time less any cash consideration which the participant paid for the shares, and Discover will be entitled to a corresponding deduction. Any gain or loss realized upon the participant’s sale or exchange of the shares will be treated as long-term or short-term capital gain or loss. The participant’s basis for the shares will be the amount recognized as taxable compensation plus any cash consideration which the participant paid for the shares. The participant’s holding period for the shares will begin on the day after the date the shares are transferred to the participant.

A participant to whom a performance grant award is made will not recognize taxable income at the time such award is made. The participant will recognize taxable income, however, at the time cash, Common Stock or other Discover securities or property is released or paid to the participant pursuant to such award, and the amount of such income will be the amount of such cash and the fair market value at such time of such shares or securities, or property. The tax basis of any such shares, securities or property received by the participant pursuant to a performance grant award should be equal to the amount includable in the participant’s gross income as compensation in respect of such shares, securities or property, and the holding period therefore should normally commence on the day following the date on which the participant recognizes taxable income in respect of such shares, securities or property. Any income equivalents paid to a recipient with respect to his or her performance grant award should generally be regarded for federal income tax purposes as compensation. A participant who receives a bonus stock award will recognize taxable income at the time the bonus stock is awarded.

Any compensation includable in the gross income of a recipient will be subject to appropriate federal income tax withholding.

Discover or the subsidiary for which a participant is performing services will generally be allowed to deduct amounts that are includable in the income of the participant as ordinary compensation income at the time such amounts are so includable, provided that the amounts qualify as reasonable compensation for personal services actually rendered.

The discussion set forth above is a brief overview of certain United States federal income tax consequences of awards made under the 2014 Omnibus Incentive Plan. This overview should not be relied upon as being a complete description of the applicable United States federal income tax consequences. In addition, this overview does not address the state, local, foreign or other tax aspects of awards made under the 2014 Omnibus Incentive Plan.

The 2014 Omnibus Incentive Plan and all awards issued thereunder are intended to be exempt from or comply with IRC Section 409A pursuant to the guidance issued thereunder in all respects and will be administered in a manner consistent with such intent.

Termination of Employment. The terms and conditions of an award shall be set forth in an award agreement authorized by the Committee. The award agreement shall include any vesting, exercisability, payment and other restrictions applicable to an award (which may include, without limitation, the effects of termination of employment, cancellation of the award under specified circumstances, restrictions on transfer or provision for mandatory resale to Discover). The effect of a participant’s termination of employment on his or her award depends on the reason for such termination. Generally, for stock options and SARs, unless otherwise specified in the award agreement, termination of employment due to disability, death or retirement will result in the stock options or SARs becoming fully vested and exercisable until the expiration date of such stock options or SARs. Termination of employment due to certain reductions in force will result in the award continuing to vest for up to four years thereafter and will be exercisable until four years following the date of termination or, if earlier, the expiration date of the stock options or SARs. Termination of employment for cause will result in the award expiring as of the close of the New York Stock Exchange on the date of the participant’s termination of employment. Termination of employment for reasons other than disability, death, retirement, termination without cause as part of a reduction in force or termination for cause result in the stock options or SARs ceasing to vest, and to the extent vested, such stock options or SARs may be exercised until the close of the New York Stock Exchange on the 90th day following such participant’s termination of employment.

Generally, for stock awards, unless otherwise specified in the award agreement, termination of employment due to disability, death or retirement will cause the restriction period to lapse on the date employment terminates; termination of employment for reasons other than disability, death or retirement will result in the award being immediately forfeited and canceled. Generally, for special stock awards (including without limitation the founders grants made to eligible employees at the Discover’s spin-off from Morgan Stanley), termination of employment for reasons other than disability or death will result in the award being immediately forfeited and canceled.

Change in Control. A termination of employment, other than for cause, within six months prior to or within 24 months after a change in control of Discover will result in the award being immediately vested. In the event of a change in control of Discover which results from a transaction pursuant to which the shareholders of Discover receive shares of Common Stock of an acquiring entity (the “Acquirer”) that are registered under Section 12 of the Exchange Act, unless otherwise determined by the Committee, in its sole discretion prior to such change in control, there shall be substituted for each share of Discover Common Stock subject to the award the number and class of shares of common stock of the Acquirer into which each outstanding share of Discover Common Stock shall be converted pursuant to such change in control transaction. The award shall otherwise continue in effect. In the event of a change in control of Discover which results from a transaction pursuant to which the shareholders of Discover receive consideration other than shares of common stock of the Acquirer that are registered under Section 12 of the Exchange Act, the value of the restricted stock units shall, unless otherwise determined by the Committee in its sole discretion prior to such change in control, be converted into a right to receive the cash or other consideration received by the shareholders of Discover in such transaction, and the award shall otherwise continue in effect.

Amendment. The Board or the Committee may amend or terminate the 2014 Omnibus Incentive Plan and, subject to certain limitations, the Committee may amend outstanding awards under the 2014 Omnibus Incentive Plan in any manner as it shall deem advisable in its sole discretion, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including the rules of the New York Stock Exchange; provided, however, that no amendment of the 2014 Omnibus Incentive Plan can be made without shareholder approval if such amendment would increase the maximum number of shares of Common Stock available under the 2014 Omnibus Incentive Plan, subject to certain exceptions in the 2014 Omnibus Incentive Plan. No amendment of the 2014 Omnibus Incentive Plan or an outstanding award can impair the rights of a participant (the determination of which is made by the Committee in its sole discretion) of an outstanding award without the consent of such participant. The 2014 Omnibus Incentive Plan also provides that stock options and SARs may not be repriced or granted at a discount (which includes the cancellation of underwater stock options or SARs in exchange for another award or a cash payment.

Adjustment. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price below fair market value or other change in corporate structure or any other event that affects Discover’s capitalization, the Committee will equitably adjust the number and kind of shares authorized under the 2014 Omnibus Incentive Plan, including all applicable maximum limits, and the number and kind of shares subject to outstanding awards including the exercise price, if applicable. Such adjustments may take the form of a cash payment. Unless otherwise determined by the Committee, adjusted awards will be subject to the same vesting schedule and restrictions as applied to the underlying award.

Agreements. Discover may condition an award participant’s right to exercise, vest or settle the award and to receive delivery of shares, on the execution and delivery to Discover of the award agreement and the completion of other requirements, including, but not limited to, the execution of non-competition or non-solicitation agreements by the recipient and delivery thereof to Discover. The Committee may also approve an award agreement that, upon the termination of an award participant’s employment or service, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an award agreement such that (i) any or all outstanding stock options and SARs will become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding stock award will lapse, (iii) all or a portion of the performance period applicable to any outstanding performance grant will lapse and (iv) the performance measures applicable to any outstanding award (if any) will be deemed to be satisfied at the maximum or any other level.

New Plan Benefits. No determination has yet been made as to the awards, if any, that any individual who is eligible to participate in the 2014 Omnibus Incentive Plan will be granted in the future and, therefore, the benefits to be awarded under the 2014 Omnibus Incentive Plan are not determinable. However, please see the “Compensation Discussion & Analysis” section of this Proxy Statement for information regarding the 2013 grants to the named executive officers (“NEOs”) and the “Outstanding Equity Awards at Fiscal Year-End Table” in the “Executive Compensation” section for information regarding all awards held by NEOs under the 2007 Omnibus Incentive Plan as of the end of 2013.

Equity Compensation Plan Information

The following table gives information, as of December 31, 2013, about shares of Common Stock that may be issued upon the exercise of options and other equity awards under all compensation plans under which equity securities are reserved for issuance. The 2014 Omnibus Incentive Plan and the Directors’ Compensation Plan are our only equity compensation plans pursuant to which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,213,508	$25.82	27,454,404
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	6,213,508	$25.82	27,454,404

(1)	Includes 4,143,915 vested and unvested RSUs and 1,897,867 vested and unvested PSUs that can be converted to up to two shares per unit dependent upon the performance factor. PSUs granted in fiscal years 2011 and 2012 pay up to two shares per unit, whereas PSUs granted in calendar year 2013 pay up to 1.5 shares per unit.
(2)	Includes weighted-average exercise price of outstanding options; excludes restricted stock units and performance stock units.
(3)	25,843,907 shares assuming performance stock units convert at maximum shares per unit.

The approval of the 2014 Omnibus Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal.

Our Board recommends a vote “FOR” the approval of the amendment and restatement of our Omnibus Incentive Plan. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors and the Audit and Risk Committee recommend that you approve the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for 2014. Deloitte has served as the independent registered public accounting firm for the Company since 2007 and its former parent company, Morgan Stanley, prior to that time. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Our Board recommends a vote “FOR” the ratification of Deloitte’s appointment as our independent registered public accounting firm for 2014. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees (including related expenses) for professional services provided by Deloitte related to 2013 and fiscal 2012 (amounts in thousands).

	2013(1)	2012
Audit Fees(2)	$6,544	$4,741
Audit-Related Fees(3)	1,408	1,922
Tax Fees(4)	15	—
All Other Fees(5)	4	4
Total	$7,971	$6,667

(1)	2013 reflects a 13-month period as it includes the month of December 2012 due to the change in our fiscal year.
(2)	Audit Fees services include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation, including the audit of the month of December 2012 due to the change in our fiscal year; (ii) accounting consultation attendant to the audit; (iii) reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q; (iv) consents and other services related to SEC and other regulatory filings; and (v) statutory or financial audits of subsidiaries.

(3)	Audit-Related Fees services include: (i) the audits of our 401(k), pension and retiree health and welfare plans; (ii) data verification and agreed-upon procedures related to asset securitizations; (iii) assessment and testing of internal controls and risk management processes beyond the level required as part of the audit pursuant to Statement on Standards for Attestation Engagements No. 16; (iv) examination of the Diners Club payment system; (v) agreed-upon procedures related to student loans; and (vi) agreed-upon procedures related to XBRL tagging of our consolidated financial statements included in our Annual Report on Form 10-K and our interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q.
(4)	Tax Fees includes fees for tax compliance services for a newly acquired foreign subsidiary.
(5)	All Other Fees includes fees for Deloitte’s accounting research tool.

Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services

In order to assure the continued independence of our independent registered public accounting firm, the Audit and Risk Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Committee. In addition, the Committee sets pre-approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Committee. The Committee has delegated to the Chair of the Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards.

Audit and Risk Committee Report

The Audit and Risk Committee of the Discover Financial Services Board is comprised of five directors, each of whom is independent under New York Stock Exchange rules and applicable securities laws. The Board of Directors has determined that each member of the Audit and Risk Committee is financially literate as required under New York Stock Exchange rules and that Ms. Bush, Dr. Glassman, Mr. Moskow and Ms. Smith are audit committee financial experts as defined by the SEC. The Audit and Risk Committee operates under a written charter adopted by the Board. The Audit and Risk Committee charter is available in the “Investor Relations—Corporate Governance” section at http://www.discoverfinancial.com.

The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal controls over financial reporting and the preparation of financial statements. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and Deloitte.

Consistent with its charter responsibilities, the Audit and Risk Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements for the December 2012 fiscal month transition period and the 2013 fiscal year. The Audit and Risk Committee has discussed with Deloitte the matters required to be discussed relating to the audit in accordance with applicable audit standards.

Deloitte has also provided to the Audit and Risk Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communication with the Audit and Risk Committee concerning independence. The Committee discussed with Deloitte the firm’s independence and considered whether the provision of services to the Company by Deloitte is consistent with maintaining the firm’s independence.

Based upon the discussions and reviews described above, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit and Risk Committee charter, the Audit and Risk Committee recommended to the Board that the Company’s audited consolidated financial statements for the December 2012 fiscal month transition period and the 2013 fiscal year be included in the Company’s Annual Report on Form 10-K. The Audit and Risk Committee also selected Deloitte as the Company’s independent registered public accounting firm for the 2014 fiscal year and is presenting the selection to the Company’s shareholders for ratification.

Submitted by the Audit and Risk Committee of the Board of Directors:

E. Follin Smith (Chair)

Mary K. Bush

Cynthia A. Glassman

Thomas G. Maheras

Michael H. Moskow

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed with the SEC and written representations that no other reports were required under Section 16(a) of the Exchange Act, the Company believes that all required reports have been timely filed by its directors, officers and beneficial owners of more than 10% of its common stock.

Code of Ethics and Business Conduct

The Company maintains a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including senior financial officers. The Code of Ethics and Business Conduct is available without charge through the “Investor Relations—Corporate Governance” portion of the Company’s website, www.discoverfinancial.com, or by writing to the attention of: Investor Relations, Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015. Any waivers of the provisions of this Code of Ethics and Business Conduct for directors or executive officers may be granted only in exceptional circumstances by the Board, or an authorized committee thereof, and will be promptly disclosed to the Company’s shareholders as may be required under SEC or NYSE rules.

Certain Transactions

Certain of our directors, officers and certain members of their immediate families have received extensions of credit from us in connection with mortgage loans, credit card transactions and lines of credit. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than normal risk of collectibility or present other unfavorable terms.

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, beneficial owners of 5% or more of our Common Stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy as follows: (i) proposed related person transactions involving executive officers (and/or their immediate family members) other than our Chief Executive Officer or our General Counsel will be referred to our Chief Executive Officer or our General Counsel for approval or ratification, as applicable; (ii) proposed related person transactions involving our General Counsel (and/or the General Counsel’s immediate family members) will be referred to our Chief Executive Officer for approval; and (iii) proposed related person transactions involving 5% Company shareholders, directors, director nominees or our Chief Executive Officer (and/or their immediate family members) will be referred to the Nominating and Governance Committee for approval or, if the Nominating and Governance Committee determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board, by the vote of a majority of such disinterested members. Those reviewing proposed related person transactions shall be provided with full details of the proposed related person transaction. All determinations by our Chief Executive Officer and our General Counsel under the Related Person Transactions Policy shall be reported to the Nominating and Governance Committee at its next regularly scheduled meeting. The Related Person Transactions Policy was adopted by our Board in September 2007. Prior to this time, related party transactions were not approved pursuant to the Related Person Transactions Policy because the policy was not in effect.

The determinations made under the Related Person Transactions Policy consider all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

•	the commercial reasonableness of the terms of the proposed transaction;

•	the benefit to the Company;

•	the availability and/or opportunity costs of alternate transactions;

•	the materiality and character of the related person’s direct or indirect interest;

•

whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person, taking into account: (i) the business of the Company; (ii) the size of the transaction; (iii) the overall financial position of the related person; (iv) the direct or indirect nature of the related person’s interest in the transaction; (v) whether the transaction is of an ongoing nature; and (vi) any other relevant factors; and

•	if the related person is a director (or an immediate family member of a director), the impact on the director’s independence.

Other Business

Management does not know of any matters to be presented at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

Shareholder Proposals for the 2015 Annual Meeting

Shareholders intending to present a proposal at the 2015 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Kathryn McNamara Corley, Secretary, 2500 Lake Cook Road, Riverwoods, Illinois 60015. We must receive the proposal no later than November 28 2014.

Shareholders intending to present a proposal at the 2015 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-Laws. The By-Laws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2015 annual meeting no earlier than January 7, 2015 and no later than February 6, 2015. The notice must contain the information required by the By-Laws, a copy of which is available upon request to our Secretary.

This Proxy Statement is provided to you at the direction of the Board of Directors.

Kathryn McNamara Corley

Executive Vice President,

General Counsel and Secretary

EXHIBIT A

DISCOVER FINANCIAL SERVICES

AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

1.        Purpose. The primary purposes of the Discover Financial Services Amended and Restated 2014 Omnibus Incentive Plan are to attract, retain and motivate employees, to compensate them for their contributions to the growth and profits of the Company and to encourage them to own Discover Financial Services Stock.

2.        Definitions. Except as otherwise provided in an applicable Award Document, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).

“Award” means any award of Restricted Stock, Restricted Stock Units, Options, SARs or Other Awards (or any combination thereof) made under and pursuant to the terms of the Plan.

“Award Date” means the date specified in a Participant’s Award Document as the grant date of the Award.

“Award Document” means a written document (including in electronic form) that sets forth the terms and conditions of an Award. Award Documents shall be authorized in accordance with Section 12(e).

“Board” means the Board of Directors of Discover.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

“Committee” means the Compensation and Leadership Development Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, or any subcommittee appointed by such Committee.

“Company” means Discover Financial Services and all of its Subsidiaries.

“Discover” means Discover Financial Services, a Delaware corporation.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards.

“Fair Market Value” means, unless otherwise determined by the Committee, with respect to a Share, the closing price of a Share as reported on the New York Stock Exchange (“NYSE”), or such other exchange as approved by the Committee, on the relevant date of determination. If no sales of Shares are reported for such date or if the date is not a trading day, the Fair Market Value of a Share will be the closing price of a Share on the preceding trading day.

“Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Document.

“Option” or “Stock Option” means a right, granted to a Participant pursuant to Section 9, to purchase one Share.

“Other Award” means any other form of award authorized under Section 11 of the Plan, including any such Other Award the receipt of which was elected pursuant to Section 12(a).

“Participant” means an individual to whom an Award has been made.

“Performance Period” shall mean any period designated by the Committee, including any partial year, annual or multi-year period as determined by the Committee in its discretion, during which (i) the Section 162(m) Performance Goals applicable to an Award shall be measured and (ii) the conditions to vesting applicable to an Award shall remain in effect.

“Plan” means the Discover Financial Services Amended and Restated 2014 Omnibus Incentive Plan (formerly known as the Discover Financial Services Amended and Restated 2007 Omnibus Incentive Plan, formerly known as the Discover Financial Services 2007 Omnibus Incentive Plan), as amended from time to time in accordance with Section 16(e) below, and most recently amended and restated effective March 11, 2014.

“Replacement Awards” shall mean an Option or Restricted Stock Units granted in connection with the spin-off of the Company pursuant to the Employee Matters Agreement entered into by the Company and Morgan Stanley as of June 30, 2007.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 7.

“Restricted Stock Unit” means a right, granted to a Participant pursuant to Section 8, to receive one Share or an amount in cash equal to the Fair Market Value of one Share, as authorized by the Committee.

“SAR” means a right, granted to a Participant pursuant to Section 10, to receive upon exercise of such right, in cash or Shares (or a combination thereof) as authorized by the Committee, an amount equal to the increase in the Fair Market Value of one Share over a specified exercise price.

“Section 162(m) Participant” means, for a given Performance Period, any Participant designated by the Committee as a Participant whose compensation may be subject to the limit on deductible compensation imposed by section 162(m) of the Code (or any successor provisions thereto).

“Section 162(m) Performance Goals” means any one or more of the following measures, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division): the attainment by a Share of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, return to shareholders (including dividends), return on equity, return on risk-adjusted capital, net income, net revenue, pretax income, pretax pre-provision income, cash flow or cost reduction goals, operating profit, pretax return on total capital, economic value added, or any combination of the foregoing. The measures may pertain to Performance Periods of any duration, and may be weighted differently for Participants based on their management level and the extent to which their responsibilities are primarily corporate or business unit-related, and may be based in whole or in part on the performance of the Company, a Subsidiary, division and/or other operational unit under one or more of such measures. In the sole discretion of the Committee, but subject to section 162(m) of the Code, the Committee may determine that a Section 162(m) Performance Goal shall be amended or adjusted in recognition of unusual or nonrecurring events affecting the Company or its financial statements, including (but not limited to) the following: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) gains and losses that are treated as extraordinary items under Financial Accounting Standard No. 145 (Accounting Standards Codification 225).

“Section 409A” means section 409A of the Code (or any successor provisions thereto).

“Shares” means shares of Stock.

“Stock” means the common stock, par value $0.01 per share, of Discover.

“Subsidiary” means (i) a corporation or other entity with respect to which Discover, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which Discover, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired (directly or indirectly) by Discover or with which Discover combines.

3.        Effective Date and Term of Plan.

(a)	Effective Date. The terms of this amended and restated Plan shall become effective upon the Plan’s adoption by the Committee, subject to approval by the shareholders of Discover. Prior to such shareholder approval, the Committee may grant Awards pursuant to the terms of the Plan as in effect prior to its amendment and restatement. The Committee may also grant Awards pursuant to the terms of this amended and restated Plan that are conditioned on shareholder approval, but no Shares may be issued or delivered pursuant to any such Award under the terms of this amended and restated Plan until the shareholder(s) of Discover have approved the Plan. The Plan shall be submitted to public shareholders in accordance with the provisions of section 162(m) of the Code.

(b)	Term of Plan. No Awards may be made under the Plan after the date that is 10 years from the date of shareholder approval.

4.        Stock Subject to Plan.

(a)	Overall Plan Limit. The total number of Shares that may be delivered pursuant to Awards shall be 45,000,000 as calculated pursuant to Section 4(c). The number of Shares available for delivery under the Plan shall be adjusted as provided in Section 4(b). Shares delivered under the Plan may be authorized but unissued shares or treasury shares that Discover acquires in the open market, in private transactions or otherwise.

(b)	Adjustments for Certain Transactions. In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, combination, reclassification or exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other change in corporate structure or any other event that affects Discover’s capitalization, the Committee shall equitably adjust (i) the number and kind of shares authorized for delivery under the Plan, including the maximum number of Shares available for stock-based Awards as provided in Section 4(d), the maximum number of Incentive Stock Options as provided in Section 4(e), and (ii) the number and kind of shares subject to any outstanding Award and the exercise or purchase price per share, if any, under any outstanding Award. In the discretion of the Committee, such an adjustment may take the form of a cash payment to a Participant. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless the Committee determines otherwise, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

(c)	Calculation of Shares Available for Delivery. In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply (subject to the limitation in Section 4(e)):

1.	The number of Shares available for delivery shall be reduced by the number of Shares subject to an Award and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.

2.	The number of Shares tendered (by actual delivery or attestation) or withheld from an Award to pay the exercise price of the Award or to satisfy any tax withholding obligation or liability of a Participant shall be added back to the number of Shares available for delivery pursuant to Awards.

3.	The number of Shares in respect of any portion of an Award that is canceled or that expires without having been paid or settled by the Company shall be added back to the number of Shares available for delivery pursuant to Awards to the extent such Shares were counted against the Shares available for delivery pursuant to clause (1).

4.	If an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery pursuant to clause (1), there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award.

(d)	Individual Limits on Stock-Based Awards. The maximum number of Shares that may be subject to Options or SARs granted to or elected by a Participant in any fiscal year shall be 2,000,000 Shares. The maximum number of Shares that may be subject to Restricted Stock or Restricted Stock Units granted to or elected by a Participant in any fiscal year shall be 1,000,000 Shares.

(e)	ISO Limit. The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set forth in Section 4(c) shall not apply to the extent not permitted by section 422 of the Code.

5.        Administration.

(a)	Committee Authority Generally. The Committee shall administer the Plan and shall have full power and authority to make all determinations under the Plan, subject to the express provisions hereof, including without limitation: (i) to select Participants from among the Eligible Individuals; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) to establish the terms and conditions of each Award, including, without limitation, those related to vesting, cancellation, payment and exercisability; (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vi) to construe and interpret any Award Document delivered under the Plan; (vii) to prescribe, amend and rescind rules and procedures relating to the Plan; (viii) to make all determinations necessary or advisable in administering the Plan and Awards, including without limitation determinations as to whether (and if so as of what date) a Participant has commenced, or has experienced a termination of, employment; (ix) to vary the terms of Awards to take account of securities law and other legal or regulatory requirements of jurisdictions in which Participants work or reside or to procure favorable tax treatment for Participants; and (x) to formulate such procedures as it considers to be necessary or advisable for the administration of the Plan.

(b)	Delegation. To the extent not prohibited by applicable laws or rules of the New York Stock Exchange, the Committee may from time to time delegate some or all of its authority under the Plan to one or more Administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). Any such delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind all or part of the authority delegated to an Administrator or appoint a new Administrator. At all times, an Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by an Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to an Administrator.

(c)	Authority to Construe and Interpret. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d)	Committee Discretion. All of the Committee’s determinations in carrying out, administering, construing and interpreting the Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. In the event of any disagreement between the Committee and an Administrator, the Committee’s determination on such matter shall be final and binding on all interested persons, including any Administrator. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Documents, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

(e)	No Liability. Subject to applicable law: (i) no member of the Committee or any Administrator shall be liable for anything whatsoever in connection with the exercise of authority under the Plan or the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or an Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and an Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee or the Administrator deems necessary, and no member of the Committee or any Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

6.        Eligibility. Eligible Individuals shall include all officers and other employees (including prospective employees) of the Company, as the Committee in its sole discretion may select from time to time. Any Award made to a prospective employee shall be conditioned upon, and effective not earlier than, such person’s becoming an employee. Members of the Board who are not Company employees will not be eligible to receive Awards under the Plan. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan. In connection with the spin-off of the Company, certain current and former employees of Morgan Stanley received Replacement Awards.

7.        Restricted Stock. An Award of Restricted Stock shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

8.        Restricted Stock Units. An Award of Restricted Stock Units shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Each Restricted Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the terms and conditions of the Award, a Restricted Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to the Fair Market Value on the payment date of one Share. As a holder of Restricted Stock Units, a Participant shall have only the rights of a general unsecured creditor of Discover. A Participant shall not be a shareholder with respect to the Shares underlying Restricted Stock Units unless and until the Restricted Stock Units convert to Shares. Restricted Stock Units may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

9.        Options.

(a)        Options Generally. An Award of Options shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all Options awarded under the Plan, except that the exercise price of an Option shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Share on the Award Date, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or section 424 of the Code, as applicable. Upon satisfaction of the conditions to exercisability of the Award, a Participant shall be entitled to exercise the Options included in the Award and to have delivered, upon Discover’s receipt of payment of the exercise price and completion of any other conditions or procedures specified by Discover, the number of Shares in respect of which the Options shall have been exercised. Options may be either nonqualified stock options or Incentive Stock Options. Options and the Shares acquired upon exercise of Options may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

(b)        Prohibition on Restoration Option Grants. Anything in the Plan to the contrary notwithstanding, the terms of an Option (other than a Replacement Option) shall not provide that a new Option will be granted, automatically and without additional consideration in excess of the exercise price of the underlying Option, to a Participant upon exercise of the Option.

(c)        Prohibition on Repricing of Options and SARs. Anything in the Plan to the contrary notwithstanding, the Committee may not reprice any Option or SAR. “Reprice” means any of the following or any other action that has the same effect: (i) amending an Option or SAR to reduce its exercise price, (ii) canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of one Share in exchange for an Option, SAR, Restricted Stock, Restricted Stock Unit, other equity award, or a cash payment, unless the cancellation or exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that adjustments pursuant to Section 4(b) shall not be deemed to be a repricing that is prohibited by this Section 9(c).

(d)        Payment of Exercise Price. Subject to the provisions of the applicable Award Document and to the extent authorized by rules and procedures of Discover from time to time, the exercise price of the Option may be paid in cash, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, or by such other means as Discover may authorize.

(e)        Maximum Term on Stock Options and SARs. No Option or SAR shall have an expiration date that is later than the tenth anniversary of the Award Date thereof.

10.        SARs. An Award of SARs shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all SARs awarded under the Plan, except that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of any SAR that is a Substitute Award may be less than the Fair Market Value of one Share on the Award Date, subject to the same conditions set forth in Section 9(a) for Options that are Substitute Awards. Upon satisfaction of the conditions to the payment of the Award, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of one Share on the date of exercise over the SAR exercise price specified in the applicable Award Document. At the discretion of the Committee, payments to a Participant upon exercise of a SAR may be made in Shares, cash or a combination thereof. SARs and the Shares that may be acquired upon exercise of SARs may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

11.        Other Awards. The Committee shall have the authority to establish the terms and provisions of other forms of equity-based or equity-related Awards (such terms and provisions to be specified in the applicable Award Document) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) cash or Stock payments based in whole or in part on the value or future value of Stock or on any amount that Discover pays as dividends or otherwise distributes with respect to Stock, (ii) the acquisition or future acquisition of Stock, (iii) cash or Stock payments (including payment of dividend equivalents in cash or Stock) based on one or more criteria determined by the Committee unrelated to the value of Stock, or (iv) any combination of the foregoing. The Committee also shall have the authority, without limitation, to grant annual cash incentive awards to Eligible Individuals and to establish the terms and provisions of such cash incentive awards, including the establishment of Section 162(m) Performance Goals for any cash incentive award; provided, however, that in no event shall the amount of a cash award payable to a Participant on account of attainment of Section 162(m) Performance Goals for any Performance Period exceed $10,000,000 (Ten Million Dollars). Awards pursuant to this Section 11 may, among other things, be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. All cash incentive awards shall be payable to the Participant as soon as practicable after the end of the applicable fiscal year, but in no event later than March 15th of the year immediately following the fiscal year for which it was earned.

12.        General Terms and Provisions.

(a)	Awards in General. Awards may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures authorized by the Committee, an Eligible Individual may elect one form of Award in lieu of any other form of Award, or may elect to receive an Award in lieu of all or part of any compensation that otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. Awards may be granted in tandem with, or independent of, other Awards. The grant, vesting or payment of an Award may, among other things, be conditioned on the attainment of Section 162(m) Performance Goals.

(b)	Discretionary Awards. All grants of Awards and deliveries of Shares, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary, wages or other compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or other benefits from the Company or under any agreement with the Participant, unless Discover specifically provides otherwise.

(c)	Dividends and Distributions. If Discover pays any dividend or makes any distribution to holders of Stock, the Committee may in its discretion authorize payments (which may be in cash, Stock (including Restricted Stock) or Restricted Stock Units or a combination thereof) with respect to the Shares corresponding to an Award (other than an Award of Options or SARs), or may authorize appropriate adjustments to outstanding Awards (other than Awards of Options or SARs), to reflect such dividend or distribution. The Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions.

(d)	Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant.

(e)	Award Documentation and Award Terms. The terms and conditions of an Award shall be set forth in an Award Document authorized by the Committee. The Award Document shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of employment, cancellation of the Award under specified circumstances, restrictions on transfer or provision for mandatory resale to the Company).

(f)

Awards to Section 162(m) Participants. All Awards to Section 162(m) Participants shall be made pursuant to the attainment of Section 162(m) Performance Goals, as certified by the Committee in accordance with the requirements of section 162(m) of the Code (except for Awards of Options and

SARs, which are not required to be made pursuant to the attainment of Section 162(m) Performance Goals). Without any further action by the Board or the Committee, this Section 12(f) shall cease to apply on the effective date of the repeal of section 162(m) of the Code (and any successor provision thereto).

(g)	Replacement Awards. Notwithstanding anything in this Plan to the contrary, any Award that is intended to be a Replacement Award granted in connection with the spin-off of the Company shall be subject to the same terms and conditions as the original Morgan Stanley award to which it relates; provided, however that such awards shall be administered by the Committee.

13.        Certain Restrictions.

(a)	Shareholder Rights. No Participant (or other persons having rights pursuant to an Award) shall have any of the rights of a shareholder of Discover with respect to Shares subject to an Award until the delivery of the Shares, which shall be effected by entry of the Participant’s (or other person’s) name in the share register of Discover or by such other procedure as may be authorized by Discover. Except as otherwise provided in Section 4(b) or 12(c), no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered. Except for the risk of cancellation and any restrictions on transfer that may apply to certain Shares (including restrictions relating to any dividends or other rights) as may be set forth in the applicable Award Document, the Participant shall be the beneficial owner of any Shares delivered to the Participant in connection with an Award and, upon such delivery shall be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.

(b)	Transferability. No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided that, except with respect to Incentive Stock Options, the Committee may permit transfers on such terms and conditions as it shall determine. Notwithstanding the foregoing, no Award may be transferred for value or other consideration without the prior approval of Discover’s shareholders. During the lifetime of a Participant to whom Incentive Stock Options were awarded, such Incentive Stock Options shall be exercisable only by the Participant.

14.        Foreign Employees. Without amending this Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan, including the terms of any plan, adopted by any Subsidiary to comply with, or take advantage of favorable tax or other treatment available under, the law of any foreign jurisdiction, as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

15.        Representation; Compliance with Law. The Committee may condition the grant, exercise, settlement or retention of any Award on the Participant making any representations required in the applicable Award Document. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable law.

16.        Miscellaneous Provisions.

(a)

Satisfaction of Obligations. As a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, Discover may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA and other social security or similar tax) imposed on property or income received by a Participant pursuant to the Plan or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by Discover, (i) such payment may be in the form of cash or other property, and (ii) in satisfaction of such taxes, assessments or other governmental charges or of other obligations that a Participant owes to the Company, Discover may make available for delivery a lesser number of Shares in payment or settlement of an Award, may withhold from any payment or distribution of an Award, may permit a Participant to tender previously owned Shares, or may enter into any other suitable arrangements to satisfy such withholding or other obligation

(b)	No Right to Continued Employment. Neither the Plan nor any Award shall give rise to any right on the part of any Participant to continue in the employ of the Company.

(c)	Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(d)	Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

(e)	Amendments and Termination. The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Document at any time); provided, however, that no such modification, amendment, suspension or termination shall, without a Participant’s consent, materially adversely affect that Participant’s rights with respect to any Award previously made; and provided, further, that the Committee shall have the right at any time, without a Participant’s consent and whether or not the Participant’s rights are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with or reflect the application of any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement (including any foreign legal requirements). Notwithstanding the preceding sentence, neither the Board nor the Committee may accelerate the payment or settlement of any Award, including, without limitation, any Award subject to a prior deferral election, that constitutes a deferral of compensation for purposes of Section 409A except to the extent such acceleration would not result in the Participant incurring interest or additional tax under Section 409A. No amendment to the Plan may render any Board member who is not a Company employee eligible to receive an Award at any time while such member is serving on the Board. To the extent required by applicable law or the rules of the New York Stock Exchange, amendments to the Plan shall not be effective unless they are approved by Discover’s shareholders.

(f)	Section 409A. This Plan and all Awards granted hereunder (including all adjustments, substitutions, dividends, valuations and distributions, and deferrals hereunder) are intended to be exempt from or comply with Section 409A pursuant to the guidance issued thereunder by the U.S. Internal Revenue Service in all respects and shall be administered in a manner consistent with such intent. If an unintentional operational failure occurs with respect to Section 409A requirements, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the U.S. Internal Revenue Service. Any reference herein to Section 409A shall be interpreted to refer to any successor section of the Code or other guidance issued by the U.S. Internal Revenue Service, as appropriate. Notwithstanding any other provision in the Plan or an Award to the contrary, if a Participant is a “specified employee,” as that term is used in Section 409A, at the time of his or her separation from service, no amount that is subject to Section 409A and that becomes payable by reason of such separation from service shall be paid to such Participant before the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, or (ii) the Participant’s death.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time, on May 6, 2014.

Vote by Internet • Go to www.investorvote.com/dfs • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — Discover Financial Services’ Board recommends a vote “for” each nominee listed below and “for” Proposals 2, 3 and 4.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Jeffrey S. Aronin	☐	☐	☐	02 - Mary K. Bush	☐	☐	☐	03 - Gregory C. Case	☐	☐	☐
04 - Candace H. Duncan	☐	☐	☐	05 - Cynthia A. Glassman	☐	☐	☐	06 - Richard H. Lenny	☐	☐	☐
07 - Thomas G. Maheras	☐	☐	☐	08 - Michael H. Moskow	☐	☐	☐	09 - David W. Nelms	☐	☐	☐
10 - Mark A. Thierer	☐	☐	☐	11 - Lawrence A. Weinbach	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	3.	To approve the amendment and restatement of our Omnibus Incentive Plan.	☐	☐	☐
4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - -

Proxy — DISCOVER FINANCIAL SERVICES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 7, 2014

The undersigned hereby appoints Kathryn McNamara Corley and D. Christopher Greene, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Discover Financial Services that the undersigned is entitled in any capacity to vote if personally present at the Annual Meeting of Shareholders to be held on May 7, 2014 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE,

IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF

DISCOVER FINANCIAL SERVICES’ BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time, on May 4, 2014.

Vote by Internet • Go to www.investorvote.com/dfs-401k • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — Discover Financial Services’ Board recommends a vote “for” each nominee listed below and “for” Proposals 2, 3 and 4.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Jeffrey S. Aronin	☐	☐	☐	02 - Mary K. Bush	☐	☐	☐	03 - Gregory C. Case	☐	☐	☐
04 - Candace H. Duncan	☐	☐	☐	05 - Cynthia A. Glassman	☐	☐	☐	06 - Richard H. Lenny	☐	☐	☐
07 - Thomas G. Maheras	☐	☐	☐	08 - Michael H. Moskow	☐	☐	☐	09 - David W. Nelms	☐	☐	☐
10 - Mark A. Thierer	☐	☐	☐	11 - Lawrence A. Weinbach	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	3.	To approve the amendment and restatement of our Omnibus Incentive Plan.	☐	☐	☐
4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — DISCOVER FINANCIAL SERVICES

THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2014

DISCOVER FINANCIAL SERVICES 2014 VOTING INSTRUCTION FORM FOR PARTICIPANTS IN THE

DISCOVER FINANCIAL SERVICES 401(k) PLAN

I hereby direct the Bank of New York Mellon (“Mellon”), as the trustee under the Discover Financial Services 401(k) Plan (the “401(k) Plan”), to vote, in person or by proxy, all of the shares of Discover Financial Services’ common stock in my account in the 401(k) Plan at the Annual Meeting of Shareholders to be held on May 7, 2014, and at any and all adjournments or postponements thereof, as indicated on the reverse, and, in its (or the proxies’) discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

I understand that, (A) if I sign, date, and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Mellon will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares, as applicable, in the same respective proportion as the shares of all participants who have timely delivered properly executed voting instructions, and (C) Mellon will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

Voting instructions must be received by 11:59 PM Eastern Time on May 4, 2014 for shares to be voted in accordance with your instructions.

(Continued and to be marked, dated and signed, on the other side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — Discover Financial Services’ Board recommends a vote “for” each nominee listed below and “for” Proposals 2, 3 and 4.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Jeffrey S. Aronin	☐	☐	☐	02 - Mary K. Bush	☐	☐	☐	03 - Gregory C. Case	☐	☐	☐
04 - Candace H. Duncan	☐	☐	☐	05 - Cynthia A. Glassman	☐	☐	☐	06 - Richard H. Lenny	☐	☐	☐
07 - Thomas G. Maheras	☐	☐	☐	08 - Michael H. Moskow	☐	☐	☐	09 - David W. Nelms	☐	☐	☐
10 - Mark A. Thierer	☐	☐	☐	11 - Lawrence A. Weinbach	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	3.	To approve the amendment and restatement of our Omnibus Incentive Plan.	☐	☐	☐
4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — DISCOVER FINANCIAL SERVICES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 7, 2014

The undersigned hereby appoints Kathryn McNamara Corley and D. Christopher Greene, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Discover Financial Services that the undersigned is entitled in any capacity to vote if personally present at the Annual Meeting of Shareholders to be held on May 7, 2014 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE,

IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF

DISCOVER FINANCIAL SERVICES’ BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)